Exhibit 10.3

Execution Copy

AERKOMM INC.

as Company

and

CITICORP INTERNATIONAL LIMITED

as Trustee

CITIBANK, N.A., LONDON BRANCH

as Registrar, Principal Paying Agent, Conversion Agent and Transfer Agent

INDENTURE

US$200,000 7.5% CONVERTIBLE BONDS DUE 2025

Dated as of December 2, 2020

i

ii

iii

THIS INDENTURE dated as of December 2, 2020 among AERKOMM INC., a corporation incorporated under the laws of the State of Nevada and its registered office at 923 Incline Way #39, Incline Village, NV 89451, USA (the “Company” or the “Issuer”), and CITICORP INTERNATIONAL LIMITED , as Trustee (each as defined in Section 2.3 below) and CITIBANK, N.A., LONDON BRANCH, as Registrar, Principal Paying Agent, Conversion Agent and Transfer Agent (each as defined in Section 2.3 below).

The Company, the Trustee, the Registrar, the Principal Paying Agent, the Conversion Agent and the Transfer Agent agree as follows for the benefit of each other and (with respect to the Company and the Trustee only) for the equal and ratable benefit of the holders of the Company’s US$200,000 7.5% Convertible Bonds Due December 2, 2025 (the “Bonds”):

ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.1 Definitions.

All capitalized terms used but not otherwise defined herein shall have the meaning set forth below and in Section 1.2, unless otherwise indicated.

“Additional Amounts” has the meaning set forth in Section 4.7.

“Affiliate” means, with respect to any Person (the “Specified Person”), (i) any Person other than the Specified Person directly or indirectly controlling, controlled by or under direct or indirect common control with, the Specified Person or (ii) any Person who is a director, supervisor or executive officer (A) of the Specified Person, (B) of any Subsidiary of such Specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, the term “control” when used with respect to any Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by agreement or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency Agreement” means the agency agreement dated on or about the date hereof by and among the Company, the Trustee, the Conversion Agent, the Transfer Agent, the Principal Paying Agent and the Registrar, as amended from time to time.

“Agent/Delegate Liabilities” has the meaning set forth in Section 7.6.

“Agent(s)” means any Conversion Agent, Registrar, Transfer Agent or Paying Agent and any successor conversion agent, registrar, transfer agent or paying agent.

“Agreement Currency” has the meaning set forth in Section 11.11.

“Amounts or Claims” has the meaning set forth in Section 7.6.

“Antidilution Adjustment” has the meaning set forth in Section 9.5.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in the Global Certificate, the rules and procedures of the Common Depositary, Euroclear and Clearstream that apply to such transfer or exchange including the provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” of Clearstream Banking and “Customer Handbook” of Clearstream.

“Authorized Agent” has the meaning set forth in Section 11.8.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Bankruptcy Law” means Title 11, U.S. Code or any similar United States federal, state or foreign law for the relief of creditors.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a resolution passed by the Board of Directors.

“Bonds” has the meaning assigned to such term in the preamble to this Indenture.

“Bonds Register” has the meaning set forth in Section 2.3.

“Book Closure Period” has the meaning set forth in Section 9.1.

“Book-Entry Interest” means a beneficial interest in a Global Certificate held through and shown on, and transferred only through, records maintained in book-entry form by a Common Depositary.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, London, Hong Kong or Paris are authorized by law to close or are otherwise not open for business.

“Calculation Period” has the meaning set forth in Section 3.5.

“Capital Distribution” has the meaning set forth in Section 9.5(vii)(1).

“Capital Stock” means, with respect to any Person, any and all shares, ownership interests, participations or other equivalents (however designated), including all common stock and all preferred stock of such Person.

“Change of Control” will be deemed to have occurred when (i) Control of the Issuer is acquired or deemed to be held by any Person or Persons acting together if such Person or Persons does not or do not have, and would not be deemed to have, Control of the Issuer on the Closing Date, (ii) the Issuer consolidates with or merges into or sells or transfers all or substantially all of its assets to any other Person, unless the consolidation, merger, sale or transfer will not result in such other Person or Persons acquiring Control over the Issuer or the successor entity, or (iii) one (1) or more other Persons acquires the legal or beneficial ownership of all or substantially all of the capital stock of the Issuer. Notwithstanding anything in this Indenture to the contrary, for the purposes of this definition, the term “Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Issuer’s Board of Directors or any other governing board of the Issuer and does not include the Issuer’s wholly-owned direct or indirect subsidiaries and the term “Control” means the right to appoint and/or remove all or the majority of the members of the Issuer’s Board of Directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of Shares, the possessions of voting rights, contact or otherwise.

“Change of Control Put Date” has the meaning set forth in Section 3.10.

“Change of Control Put Price” has the meaning set forth in Section 3.10.

“Change of Control Put Right” has the meaning set forth in Section 3.10.

“Clearstream” means Clearstream Banking S.A. (or any successor securities clearing agency).

“Closing Date” means December 2, 2020.

“Closing Price” means for any Trading Day with respect to the Shares, the closing price of the Shares on the Euronext Paris on such day as reported by the Euronext Paris.

“Common Depositary” has the meaning set forth in Section 2.1.

“Company” means Aerkomm Inc., a corporation incorporated under the laws of the State of Nevada.

“Conversion Agent” has the meaning set forth in Section 2.3.

“Conversion Date” has the meaning set forth in Section 9.1(b).

“Conversion Notice” means the irrevocable notice to be given by a holder of the Bond purporting to exercise any Conversion Rights pursuant to Section 9.1 of this Indenture, as set forth in Exhibit C hereto, as amended from time to time in accordance with the terms of this Indenture.

“Conversion Period” means the period commencing from, and including December 3, 2020 to the close of business at the place where the relevant Bond is deposited for conversion on November 20, 2025.

“Conversion Price” has the meaning set forth in Section 9.4.

“Conversion Right” has the meaning set forth in Section 9.1.

“Corporate Trust Office of the Trustee” shall be the office of the Trustee located at the address specified in Section 11.1 or at such other address as the Trustee may specify by notice to the Company.

“Current Market Price” has the meaning set forth in Section 9.5(xiii).

“Default” means any condition or event which, with the giving of notice or lapse of time or both, would become, an Event of Default.

“Default Interest” has the meaning set forth in Section 4.1(c).

“Definitive Certificates” means the individual Definitive Certificates executed and delivered by the Company and authenticated by the Trustee, which may be delivered in exchange for the Global Certificate pursuant to Section 2.6. The Definitive Certificates and the Trustee’s authentication thereof shall be substantially in the form of Exhibit B hereto.

“Delisting” has the meaning as set forth in Section 3.9.

“Delisting Put Date” has the meaning as set forth in Section 3.9.

“Delisting Put Price” has the meaning as set forth in Section 3.9.

“Delisting Put Right” has the meaning as set forth in Section 3.9.

“Deposit Date” has the meaning set forth in Section 9.2.

“Director” means any director for the time being of the Company.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.

“Early Redemption Amount” means, with respect to a Redemption Date or a Put Date, as the case may be, other than the redemption at (i) maturity pursuant to Section 3.7 or (ii) Issuer’s Anniversary Call Date pursuant to Section 3.5(b) and for each US$200,000 principal amount of the Bonds, the amount at 100% of their principal amount plus any accrued and unpaid interest as of such Redemption Date or Put Date but excluding such Redemption Date or Put Date.

“Early Redemption Premium Amount” means, with respect to the Issuer’s Anniversary Call Date of redemptions and for each US$200,000 principal amount of the Bonds, the amount equals to US$202,000 plus accrued and unpaid interest, if any, to, but excluding, the Issuer’s Anniversary Call Date (unless the Issuer’s Anniversary Call Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall pay on the Interest Payment Date the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the Holders of record of such Bonds as of the close of business on such Regular Record Date corresponding to such Interest Payment Date).

“€”, “Euro” or “euro” are to the single currency of the participating member states of the European Union which was introduced on January 1, 1999.

“Euroclear” means Euroclear Bank SA/NV (or any successor securities clearing agency).

“Euronext Paris-approved securities trading account” means, with respect to a broker or a custodian, the securities account registered under the name of such broker or custodian with the Euronext Paris which details, inter alia, the ownership of certain securities and/or funds belonging to such broker or custodian or administered by such broker or custodian on behalf of any of its clients.

“Euronext Paris” means the Professional Segment of the regulated market of Euronext Paris.

“Event of Default” has the meaning set forth in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Certificate” has the meaning set forth in Section 2.1.

“Holder” or “Bondholder” means, subject to Section 2.6(e)(vi), a Person in whose name a Bond is registered in the records of the Registrar.

“Holder’s Put Date” has the meaning set forth in Section 3.8.

“Holder’s Put Price” has the meaning set forth in Section 3.8.

“Holder’s Put Right” has the meaning set forth in Section 3.8.“Indebtedness” means, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by the Bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with the generally accepted accounting principles applicable to such Person, (v) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness is otherwise an obligation of such Person, (vi) all obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument and (viii) all indebtedness of others guaranteed, indemnified, hypothecated or otherwise supported by such Person.

“Indemnitees” has the meaning set forth in Section 7.6.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Certificate through a Participant.

“Initial Purchaser” means the initial purchaser named in the Purchase Agreement.

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on June 1, 2021.

“ISIN” means International Securities Identification Number.

“Issuer’s Anniversary Call Date” has the meaning set forth in Section 3.5(b).

“Judgment Currency” has the meaning set forth in Section 11.11.

“later adjustment” has the meaning set forth in Section 9.5(xv).

“LEI” means Legal Entity Identifier.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, including without limitation, the right of a vendor, lessor or similar party under any conditional sales agreement, capital lease or other title retention agreement relating to such property or asset, and any other right of or arrangement with any creditor to have its claims satisfied out of any property or asset, or the proceeds therefrom, prior to any general creditor of the owner thereof.

“Local Time” means the time in the city in which the Paying Agents have their Specified Principal Paying Agent Office.

“Maturity Date” means December 2, 2025.

“Merger” has the meaning set forth in Section 5.1.

“Offering” means the sale of the Bonds to the Initial Purchaser.

“Offering Memorandum” means the Offering Memorandum, dated November 27, 2020, of the Company relating to the Bonds and the Offering.

“Officer” means any director, chief executive officer, chief financial officer, chief auditor, chief secretary or any other person who has been duly authorized by the Company's Board of Directors to sign the certificates required under this Indenture on behalf of, and so as to bind, the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel in accordance with Section 11.2 and Section 11.3 in form and substance acceptable to the Trustee.

“Opt-Out Notice” means the irrevocable notice to be given by a holder of Bonds purporting to exercise its rights to opt out from redemption of its Bonds under Section 3.5 of this Indenture, as set forth in Exhibit E hereto, and as amended from time to time in accordance with the terms of this Indenture.

“OTCQX Best Market” means OTC Markets Group Inc. OTCQX Best Market.

“Participant” means, with respect to Euroclear or Clearstream, a Person who has an account with the Common Depositary.

“Paying Agent” has the meaning set forth in Section 2.3.

“Payment Date” means any of the Redemption Date and the Put Date.

“Payment Business Day” means a day other than a Saturday or Sunday on which banks are open for business in New York City and Paris and the city in which the specified office of the Principal Paying Agent is located and, in the case of the surrender of a Definitive Certificate, in the place where the Definitive Certificate is surrendered.

“Person” means any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity), limited liability company, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

“Prevailing Exchange Rate” means, with respect to the translation of the price of the shares, the closing rate quoted by the European Central Bank for the purchase of U.S. dollars with Euro on the Trading Day immediately preceding the relevant day.

“Principal Paying Agent” has the meaning set forth in Section 2.3.

“Principal Subsidiary” means any consolidated Subsidiary (1) whose revenues, as shown by the latest audited accounts (consolidated in the case of a company which itself has subsidiaries) of such Subsidiary, are at least ten percent (10%) of the consolidated revenues as shown in the latest audited consolidated accounts of the Company or (2) whose total assets, as shown in the latest audited accounts (consolidated in the case of a company which itself has subsidiaries) of such Subsidiary are at least ten percent (10%) of the consolidated total assets of the Company as shown in the latest audited consolidated accounts of the Company, including any such Subsidiary as may be acquired or formed from time to time during the term of the Bonds; provided, however, for the purposes of calculation of consolidated assets of the Company under (2) only, the interests of the minority stockholders of the Company and of its consolidated Subsidiaries shall be excluded, and “Principal Subsidiaries” means those companies collectively. An Officer’s Certificate delivered to the Trustee stating that in the Company’s opinion, a consolidated Subsidiary is or is not or was or was not at a specified date a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

“Purchase Agreement” means the Purchase Agreement dated November 27, 2020 between the Company and the Initial Purchaser in connection with the Offering.

“Put Date” has the meaning set forth in Section 3.11(a)(i).

“Put Option Notice” means the irrevocable notice to be given by a holder of Bonds purporting to exercise its rights under Section 3.8, Section 3.9 or Section 3.10 of this Indenture to require the Company to redeem such Bonds, as set forth in Exhibit F hereto, and as amended from time to time in accordance with the terms of this Indenture.

“Qualified Financial Institution” means a financial institution or intermediary of international standing licensed or authorized by the relevant French governmental authorities and selected by the Issuer and notified in writing to the Trustee.

“Redemption Date” means, with respect to any Bond, (i) the date fixed for redemption of such Bond (including the Issuer’s Anniversary Call Date) pursuant to a notice of redemption given by the Company or otherwise in accordance with the provisions of this Indenture or (ii) the Maturity Date of such Bond if such Bond has not otherwise been redeemed, repurchased, canceled, or converted prior to the Maturity Date.

“registered account” means the U.S. dollar account maintained by or on behalf of such Holder with a bank, details of which appear on the Bonds Register at the close of business on the second (2nd) Payment Business Day before the due date for payment, and a Holder’s registered address means its address appearing on the Bonds Register at that time.

“Registrar” has the meaning set forth in Section 2.3.

“Registration Date” has the meaning set forth in Section 9.2.

“Regular Record Date” with respect to any Interest Payment Date, has the meaning assigned to such term in the Form of Global Certificate attached here to as Exhibit A and the Form of Definitive Certificate attached here to as Exhibit B.

“Regulation S” means Regulation S promulgated under the United States Securities Act of 1933, as amended, from time to time, or any successor regulations.

“Responsible Officer”, when used with respect to the Trustee, means any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located at the Specified Corporate Trust Office of the Trustee who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each such case, who shall have direct responsibility for the day to day administration of this Indenture. “SEC” means the U.S. Securities and Exchange Commission.

“securities trading account” means, with respect to any person, any securities sub-account of such person’s broker’s or custodians’ securities account, registered under the name of the relevant person, which sub-account is intended to receive Shares upon any conversion delivered pursuant to the exercise of any Conversion Rights by using a non US broker or custodian to facilitate the delivery of such Conversion Shares by Euroclear.

“SGX-ST” means The Singapore Exchange Securities Trading Limited.

“stockholder” means the Person in whose name a Share is registered.

“Shares” means the shares of common stock of the Company of par value US$0.001 per share.

“Singapore” means the Republic of Singapore.

“Specified Corporate Trust Office” means Citicorp International Limited, 20th Floor, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong, facsimile: +852 2323 0279, attention: Agency and Trust.

“Specified Principal Paying Agent Office” means Citibank, N.A., London Branch c/o Citibank, N.A. Dublin Branch Ground Floor 1 North Wall Quay Dublin 1, Ireland, facsimile No.: +353 1 662 2212, attention: Agency and Trust- PPA Payments.

“Subsidiary” means, with respect to any Person, any company or other business entity of which that Person owns or controls (either directly or through one (1) or more other Subsidiaries) more than fifty percent (50%) of the issued voting share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under the laws of the State of Nevada, regulations, generally accepted accounting principles or international financial reporting standards from time to time, should have its accounts consolidated with those of that person.

“Supplemental Indenture” has the meaning set forth in Section 5.1(b).

“Tax Redemption Date” has the meaning set forth in Section 3.6.

“Taxes” has the meaning set forth in Section 4.7.

“Taxing Authority” means any governmental or political subdivision or any authority or agency thereof, having the legal power and authority to levy a mandatory payable charge, assessment or tax.

“Trading Day” means a day when the Euronext Paris is open for business.

“Transaction Documents” means the Agency Agreement, the Offering Memorandum, the Indenture and the Global Certificate.

“Transfer Agent” has the meaning set forth in Section 2.3.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder, and in such case together with any co-trustee, agent or successor, as the case may be.

“United Sates” means United States of America.

“US$” or “U.S. dollar” means the lawful currency of the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles.

Section 1.2 Rules of Construction.

Unless the context otherwise requires:

(1)       a term has the meaning assigned to it;

(2)       an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

(3)       “or” is not exclusive;

(4)       words in the singular include the plural, and in the plural include the singular; and

(5)       provisions apply to successive events and transactions.

ARTICLE II
THE BONDS

Section 2.1 Form and Dating; Payments of Interest; Bonds in Global Form.

The terms and provisions contained in the Bonds as set forth in Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Bond conflicts with the express provisions of this Indenture, the provisions of this Indenture shall prevail.

The Bonds may have notations, legends or endorsements as required by applicable laws, stock exchange rules or agreements to which the Company is subject. Each Bond will be dated the date of its authentication and shall bear interest from the date specified on the face of such Bond. The Bonds shall be in minimum denominations of US$200,000 and integral multiples thereof. Accrued interest on the Bonds shall be calculated on the basis of a three hundred and sixty (360) day year consisting of twelve (12) months of thirty (30) days each and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. The Person in whose name any Bond is registered on the Bond Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Bond and the interest accrued thereof shall be payable pursuant to Section 4.1(e) and Section 4.1(f).

Bonds offered in reliance on Regulation S shall initially be represented by one (1) or more permanent global certificates in fully registered form without interest coupons (the “Global Certificate”), duly executed by the Issuer and authenticated as hereinafter provided. The Global Certificate will represent such of the outstanding Bonds as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Bonds from time to time endorsed thereon and that the aggregate principal amount of outstanding Bonds represented thereby may from time to time be reduced or increased, as appropriate, by the Trustee or the Registrar, at the direction of the Trustee, to reflect exchanges and redemptions. Any endorsement of the Global Certificate to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Bonds represented thereby will be made by the Trustee or the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required pursuant to this Indenture.

The Global Certificate shall be deposited with, and registered in the name of (or the name of a nominee of), a common depositary (the “Common Depositary”) for Euroclear and Clearstream and shall also bear an appropriate legend, if any, as shall be required by such Common Depositary. The Global Certificate initially shall be registered in the name of The Citivic (Nominees) Limited as nominee of the Common Depositary. Ownership of interests in the Global Certificate will be limited to Participants and Indirect Participants. Book-Entry Interests in the Global Certificates will be limited to Participants and Indirect Participants. Book-Entry Interests in the Global Certificate will be shown on, and transfers, cancellations, repurchases and conversions thereof will be effected only through, records maintained in book-entry form by the Common Depositary and its Participants. The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Certificate. So long as the Bonds are in global form, the Applicable Procedures shall apply. Neither Participants nor Indirect Participants shall have any rights under this Indenture or under the Global Certificate held on their behalf by the Common Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between the Common Depositary and its Participants, the operation of customary practices of such Common Depositary governing the exercise of the rights of an owner of a Book-Entry Interest in any Global Certificate.

Bonds issued in definitive form (each, a “Definitive Certificate”) shall be issuable only in registered form, substantially in the form of Exhibit B hereto. Definitive Certificates issued upon transfer of a Book-Entry Interest or a Definitive Certificate, or in exchange for a Book-Entry Interest or a Definitive Certificate, shall be issued in accordance with this Indenture.

Section 2.2 Execution and Authentication.

One (1) Officer shall sign the Global Certificate for the Company by manual or facsimile signature.

The Company has furnished together with the delivery of this Indenture, and from time to time thereafter may furnish, a certificate identifying and certifying the incumbency and specimen (or facsimile) signatures of the Officers. The Trustee and the Agents shall be entitled to conclusively rely on the last certificate delivered to it for the purposes of determining the authorized Officers, unless otherwise notified by the Company through the issuance of an amendment certificate setting forth the specimen (or facsimile) signatures of authorized Officers.

If an Officer whose signature is on a Bond no longer holds that office at the time the Bond is authenticated, the Bond shall nevertheless be valid.

The Global Certificate shall not be valid for any purpose until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Bond has been authenticated under this Indenture. The form of the Trustee’s authentication to be borne by the Bonds shall be substantially as set forth in Exhibit A hereto.

The Trustee shall, upon receipt of an Officer’s Certificate directing it to do so, authenticate the Bonds to be originally issued for an aggregate principal amount of up to US$200,000. The aggregate principal amount of Bonds outstanding at any time may not exceed US$200,000.

The Trustee shall have the right to decline to authenticate and deliver any Bonds under this section if the Trustee determines that such action may not be lawfully taken or if the Trustee shall determine that such action would expose the Trustee or the Registrar to personal liability, if indemnity and/or security and/or pre-funding satisfactory to the Trustee against such liability, loss or expense, in the sole discretion of the Trustee and the Registrar is not assured to it.

Section 2.3 Registrar, Paying Agent, Transfer Agent and Conversion Agent.

The Company shall maintain (a) an office or agency where the Bonds may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency where the Bonds may be presented for payment (the “Paying Agent”), (c) an office or agency where the Bonds may be presented for transfer (the “Transfer Agent”), and (d) an office or agency where the Bonds may be presented for conversion (the “Conversion Agent”). The Registrar shall keep a register of the Bonds and of their transfer and exchange (the “Bonds Register”). The Company may appoint one (1) or more additional Paying Agents, Transfer Agents and Conversion Agents. The term “Paying Agent” includes the Principal Paying Agent (as defined below) and any additional Paying Agent. The term “Transfer Agent” includes a Transfer Agent and any additional Transfer Agent. The term “Conversion Agent” includes a Conversion Agent and any additional Conversion Agent. The Company may change any Agent and shall notify the Trustee and the Holders in writing. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agency agreement shall contain such terms for the implementation of the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent.

The Trustee shall have the right, upon the occurrence of a Default, by notice in writing to the Company and the Agents to require any of the Agents appointed by the Company to act exclusively at the direction of the Trustee and thereafter to hold all certificates and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; and/or to deliver all certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice, provided that this Section 2.3 shall not apply to any documents or records which the relevant Agent is obliged not to release by any laws or regulations. The Trustee shall by notice in writing to the Company require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee. The Company shall take all actions necessary or desirable to implement such right of the Trustee, including by inclusion of an applicable provision in the agreements appointing the Agents.

The Company has initially appointed Citibank, N.A., London Branch as the principal paying agent (the “Principal Paying Agent”), the Conversion Agent, the Transfer Agent and the Registrar.

Each of the Company, the Agents and the Trustee has executed the Agency Agreement setting forth certain matters regarding the rights and obligations of the Agents. In the event of any conflict or inconsistency between the provisions of this Indenture and the Agency Agreement, the provisions of this Indenture shall prevail.

Section 2.4 Paying Agent to Hold Monies in Trust.

The Company shall require each Paying Agent to agree that such Paying Agent will notify the Trustee in writing of any default by the Company in making any payment relating to the Bonds. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all (or part of) monies held by it to the Trustee. Upon payment to the Trustee, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.5 List of Holders.

The Registrar shall preserve in as current a form as is practicable the most updated list available to it of the names and addresses of Holders and shall make it available to the Company, the Trustee and the other Agents for inspection and for the taking of copies or extracts therefrom during normal business hours. The Company shall furnish to the Trustee at least seven (7) days prior to each record date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of Holders, including the aggregate principal amount of the Bonds held by them.

Section 2.6 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Certificates. When a Definitive Certificate is presented to the Transfer Agent with a request (i) to register the transfer of the Definitive Certificate or (ii) to exchange such Definitive Certificate for an equal principal amount of Definitive Certificates of other authorized denominations, the Transfer Agent shall assist, if required, in the issue of new Definitive Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the Trustee and the Registrar of (A) the aggregate principal amount of the Bonds to be transferred; (B) the name(s) and addresses to be entered on the Register of the Holder(s) of the new Definitive Certificate(s) to be issued in order to give effect to such transfer; and (C) the place and manner of delivery of the new Definitive Certificate(s) to be delivered in respect of such transfer, and shall forward the Definitive Certificate(s) relating to the Bonds to be transferred (with the relevant form(s) of transfer duly completed) to the Trustee with such notification. The Trustee and the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided however that the Definitive Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Holder thereof or by his or her attorney duly authorized in writing. Each new Definitive Certificate to be issued upon a transfer or exchange of Bonds will, within seven (7) Business Days of receipt by the Transfer Agent of a duly completed form of transfer in the manner specified above, be made available for collection at the specified office of the Trustee or the relevant Agent, or (if so requested in the duly completed form of transfer), be mailed by uninsured mail at the risk of the Holder entitled to the Bonds to the address of such Holder appearing on the Bonds Register. Where some, but not all, of the Bonds in respect of which a Definitive Certificate is issued are to be transferred, exchanged, purchased or converted, a new Definitive Certificate will be issued in respect of the Bonds not so transferred, exchanged, purchased or converted within seven (7) Business Days of the delivery of the original Definitive Certificate to the Trustee or the relevant Agent and made available for collection at the specified office of the Trustee or the relevant Agent, or (if so requested in the duly completed form of transfer), be mailed by uninsured mail at the risk of the Holder entitled to the Bonds to the address of such Holder appearing on the Bonds Register. No Holder may require the transfer of a Definitive Certificate to be registered during Book Closure Periods.

(b) Transfer and Exchange of Beneficial Interests in the Global Certificate. Any transfer and exchange of beneficial interests therein shall be effected through Euroclear or Clearstream in accordance with this Indenture and the Applicable Procedures. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (c) of this Section 2.6), the Global Certificate may not be transferred as a whole except (i) by Euroclear or Clearstream to a nominee of Euroclear or Clearstream or (ii) by a nominee of Euroclear or Clearstream to Euroclear or Clearstream or another nominee of Euroclear or Clearstream or (iii) by Euroclear or Clearstream or any such nominee to the Common Depositary, a successor Common Depositary or a nominee of the Common Depositary or such successor Common Depositary.

(c) Exchange of a Beneficial Interest in the Global Certificate for a Definitive Certificate. A Person having a beneficial interest in the Global Certificate may exchange such beneficial interest for a Definitive Certificate only if:

(i) the Common Depositary or any successor thereto notifies the Company in writing that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by the Company within ninety (90) days after delivery of such notice;

(ii) either Euroclear or Clearstream or any successor clearing system is closed for business for a continuous period for fourteen (14) days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or

(iii) an Event of Default has occurred and the Bonds have become immediately due and payable.

Upon the occurrence of any such event and upon (a) at least twenty (20) days prior receipt by the Trustee and the Registrar of written instructions from Euroclear or Clearstream (or such other form of instructions as is customary for Euroclear or Clearstream) on behalf of any Person having a beneficial interest in the Global Certificate and (b) at least twenty (20) days’ prior receipt by the Registrar of a written order or such other form of instructions as is customary for Euroclear or Clearstream or the Person designated by Euroclear or Clearstream as having such a beneficial interest containing registration instructions, the Trustee shall cause the aggregate principal amount of the Global Certificate to be reduced (with appropriate adjustments to the transferor’s account) and, following such reduction, the Company will execute (which may be by means of a facsimile signature) Definitive Certificate and, subject to the receipt of an authentication order in the form of an Officer’s Certificate, the Trustee will authenticate and deliver to such Person (by uninsured mail at the risk of the Holder to the address of such Holder appearing on the Bonds Register), as the case may be, a Definitive Certificate.

Persons exchanging interests in the Global Certificate for a Definitive Certificate will be required to provide to the Trustee, through the relevant clearing system, written instructions and other information required by the Company and the Trustee to complete, execute and deliver such individual Definitive Certificates. Definitive Certificates issued in exchange for a beneficial interest in the Global Certificate pursuant to this (c) shall be registered in such names and in such authorized denominations as Euroclear or Clearstream pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Each Holder shall be entitled to one (1) Definitive Certificate in respect of its entire holding. The Trustee shall deliver such Definitive Certificates to the Persons in whose names such Bonds are so registered. The Company will execute, and the Trustee, upon receipt of an Officer’s Certificate requesting the authentication and delivery of Definitive Certificates, will authenticate and deliver Definitive Certificates only in an aggregate principal amount equal to the principal amount of the portion of the Global Certificate being exchanged.

(d) Cancellation or Adjustment of Beneficial Interest in the Global Certificate. At such time as all beneficial interests in the Global Certificate have either been exchanged for Definitive Certificates, redeemed, repurchased and canceled, or converted, such Global Certificate shall be returned to or retained and canceled by the Trustee. At any time before such cancellation, if any beneficial interest in the Global Certificate is exchanged for Definitive Certificates, redeemed, repurchased and canceled, or converted, the principal amount of Bonds represented by such Global Certificate shall be reduced and an adjustment shall be made on the books and records of the Common Depositary for Euroclear and Clearstream and an endorsement shall be made on such Global Certificate to reflect the reduction.

(e) Obligations with respect to Transfers and Exchanges of Definitive Certificates.

(i) The Company or the relevant Transfer Agent is satisfied that the regulations concerning the transfer or exchange of the Bonds have been complied with.

(ii) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall, upon receipt of an Officer’s Certificate directing it to do so, authenticate the Definitive Certificates and the Global Certificate.

(iii) Except as otherwise provided in this Indenture, no service charge shall be made to a Holder for any registration of transfers, exchanges, conversions or redemptions of the Bonds, and further provided that the Company and any Agent may require payment in advance of a sum sufficient to cover any transfer tax or similar governmental charge payable as set forth in Section 4.9, in addition to any taxes and other expenses payable by Holders as set forth in Section 9.7.

(iv) The Trustee and the Registrar shall not be required to register the transfer or exchange of any Bond selected for redemption.

(v) All Definitive Certificates issued upon any registration of transfers or exchanges of Definitive Certificates or the beneficial interests in the Global Certificate shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Definitive Certificates or beneficial interests in the Global Certificate surrendered upon the registration of such transfer or exchange.

(vi) The Trustee and the Registrar shall not be required to register the transfer or exchange of any Bond in respect of which a Conversion Notice or a Put Option Notice has been delivered, except (in the case of a Conversion Notice) to the extent of the remaining principal amount for which Conversion Rights have not been exercised.

(vii) The Trustee, any Agent and the Company may deem and treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving any payment on such Bond and for all other purposes whatsoever, whether or not such Bond is overdue, and neither the Trustee, any Agent, nor the Company shall be affected by notice to the contrary.

Section 2.7 Replacement Definitive Certificates.

If (i) any mutilated Definitive Certificate is surrendered to the Trustee or (ii) the Company or the Trustee has received notification and evidence satisfactory to each of them of the destruction, loss or theft of any Definitive Certificate and has not received any notice in writing relating to the acquisition of such Definitive Certificate by a bona fide purchaser for value, the Company shall issue and the Trustee (subject to its receipt of an authentication order of the Company in the form of an Officer’s Certificate) shall authenticate a replacement Definitive Certificate. The Company may elect in its sole discretion (but in each case subject to any conversion right) to redeem any such mutilated, destroyed, lost or stolen Definitive Certificates where such Bonds are, or are about to be, eligible for redemption by the Company at its option in accordance with the terms of this Indenture, or upon maturity. The issuance and authentication of such replacement Definitive Certificate by the Company and the Trustee is subject to the provision of such indemnity and/or security and/or pre-funding as may be required by either of them which, in their judgment, is sufficient to protect each of the Company, the Trustee and any Agent from any loss that any of them may suffer in connection with such replacement, and to the payment of any expenses which may be charged by the Company and the Registrar in connection with such replacement.

Every replacement Definitive Certificate constitutes an original contractual obligation of the Company.

The Trustee shall notify in writing each of the Company, the Registrar and the Agents of the delivery by it of any replacement Definitive Certificate, specifying the serial number thereof and the serial number (if any and if known) of the Definitive Certificate which it replaces and confirming (in the case of mutilated Definitive Certificates which have been surrendered) that the Definitive Certificate which it replaces has been canceled and destroyed in accordance with this Section 2.7.

Section 2.8 Outstanding Bonds.

The Definitive Certificates outstanding at any time are all the Definitive Certificates authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the beneficial interests in the Global Certificate effected by the Trustee hereunder, and those described in this Section 2.8 as not outstanding.

If the principal amount of any Definitive Certificate is considered paid under Section 4.1 hereof, it ceases to be outstanding.

Except as set forth in Section 2.9 hereof, a Definitive Certificate does not cease to be outstanding because the Company or an Affiliate of the Company holds the Definitive Certificate.

Section 2.9 Treasury Bonds.

In determining whether the Holders of the required principal amount of Bonds have concurred in any direction, waiver, approval or consent, Bonds directly or indirectly owned by the Company or any Affiliate of the Company (whether directly or by or through Euroclear or Clearstream) shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, approval, waiver or consent, only Bonds that a Responsible Officer is notified in writing to be so owned by the Company or any Affiliate of the Company shall be so considered to be not outstanding. The Bonds so acquired, while held by or on behalf of the Company, or its Affiliates, shall not entitle the Holders thereof to exercise any voting rights with respect to such Bonds.

Upon any acquisition or repurchase of the Bonds by the Company or any of its Affiliates, the Company shall notify the Trustee and the Registrar in writing of the aggregate principal amount represented by such Bonds, and shall send the Bonds to the Trustee for cancellation pursuant to Section 2.11 immediately after such acquisition or repurchase.

The Trustee or the Registrar may request the Company to issue an Officer’s Certificate disclosing information on the Bonds directly or indirectly owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

Section 2.10 Temporary Bonds.

Until Definitive Certificates are ready for delivery, subject to Section 2.6(a) governing the period of delivery of new Definitive Certificates, the Company may prepare and the Trustee shall, upon receipt of an Officer’s Certificate directing it to do so, authenticate temporary Bonds. Temporary Bonds shall be substantially in the form of Definitive Certificates but may have variations that the Company and the Trustee consider appropriate for temporary Bonds. Within three (3) Business Days following the issuance of any temporary Bonds, the Company shall execute and deliver Definitive Certificates and the Trustee, upon receipt of an Officer’s Certificate of the Company directing it to do so, shall authenticate and deliver Definitive Certificates in exchange for temporary Bonds issued. Until such exchange, Holders of temporary Bonds shall be entitled to the same rights, benefits and privileges as Definitive Certificates.

Section 2.11 Cancellation.

The Company at any time may deliver Bonds to the Trustee for cancellation. The Transfer Agents and the Paying Agent shall forward to the Trustee any Bonds received by them from Holders pursuant to any transfers, exchanges, payments, conversions, replacements, cancellations or redemptions, who shall cancel all such Bonds received and shall dispose of the canceled Bonds in accordance with its applicable procedures. The Trustee shall notify the Company of such cancellation and disposition. The Company may not issue new Bonds to replace such Bonds as have been delivered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12 ISIN.

The Company in issuing the Bonds may use an ISIN, and if so, the Company shall use the ISIN in notices of redemption or exchange as a convenience to Holders; provided however that any such notice may state that no representation is made as to the correctness or accuracy of the ISIN pointed in the notice or on the Bonds, and that reliance may be placed only on the other identification numbers printed on the Bonds.

ARTICLE III
REDEMPTION AND REPURCHASE

Section 3.1 Notices to Trustee.

The Company shall notify the Trustee, the Registrar, and the Principal Paying Agent of any proposed redemption of the Bonds pursuant to Section 3.5 and Section 3.6 hereof for which the notice to the Trustee, the Registrar, and the Principal Paying Agent shall not be less than five (5) Business Days prior to the latest date for the giving of the notice of redemption required to be given to Holders of the Bonds and shall provide a copy of the notice of redemption issued or to be issued to Holders in respect thereof, which notice shall set out the information required by Section 3.2. The Company shall also provide a duly executed Officer’s Certificate dated as of the applicable Redemption Date, certifying that the conditions precedent to such redemption have been satisfied. The Trustee shall be entitled to accept such Officer’s Certificate as sufficient and conclusive evidence of the satisfaction of the conditions precedent to the Company’s exercise of rights under Section 3.5 and Section 3.6 hereof without any further obligation to investigate the accuracy, authenticity or validity of such evidence, and such Officer’s Certificate shall be conclusive and binding on all the Holders and the Trustee shall incur no liability in respect thereof.

Section 3.2 Notice of Redemption.

Unless otherwise provided herein, at least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail a written notice of redemption (in English) to each Holder whose Bonds are to be redeemed at the registered address of such Holder. If at such time the Bonds are represented by a Global Certificate, the Company shall also send to Euroclear and Clearstream a copy of such notice in a timely manner designed to ensure that such notice is in such entities’ possession no later than the close of business on the Business Day before the date they are to be distributed to Holders. The notice shall identify the Bonds to be redeemed and shall state:

(a) the applicable Redemption Date and provide that the Conversion Rights relating to Bonds which have been selected for redemption shall expire at the close of business on the date seven (7) Business Days prior to the applicable Redemption Date;

(b) the redemption price, accrued and unpaid interest, if any, and the Conversion Price then in effect;

(c) the paragraph of the Bonds and/or Section of this Indenture pursuant to which the Bonds called for redemption are being redeemed;

(d) if any Bond is being redeemed in part, the portion of the principal amount of such Bond to be redeemed and that, after the Redemption Date and subject to the surrender of such Bond, a new Bond or Bonds in principal amount equivalent to the unredeemed portion will be issued upon cancellation of the original Bond;

(e) the Closing Price and the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the redemption notice;

(f) the name and address of the Paying Agent;

(g) if the Bonds are in definitive form, that Bonds called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(h) the ISIN of the Bonds called for redemption and shall state that no representation is made as to the correctness or accuracy of the ISIN, if any, listed in such notice or printed on the Bonds.

At the Company’s written request, the Principal Paying Agent shall mail the notice of redemption in the Company’s name and at the Company’s expense in the manner provided for in the preceding paragraph; provided however that the Company shall have delivered to the Principal Paying Agent an Officer’s Certificate requesting that the Principal Paying Agent give such notice and having attached thereto a copy of the proposed notice of redemption prepared pursuant to the preceding paragraph.

Section 3.3 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.2 hereof, Bonds called for redemption shall become irrevocably due and payable at a redemption price equal to the applicable Early Redemption Amount thereof or Early Redemption Premium Amount on the Redemption Date. All rights of Holders in respect of Bonds selected for redemption shall terminate on the specified Redemption Date (except for the right to receive the redemption price and any other amounts payable thereof, including, if any, accrued and unpaid interest and Additional Amounts in respect of such Bonds), including rights to convert such Bonds (which shall terminate at the close of business on the date seven (7) Business Days prior to such Redemption Date). In the event that the Company defaults in making payment in full in respect of any Bond which shall have been called or put for redemption on the specified Redemption Date, the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of monies payable in respect of such Bond has been duly received by the Principal Paying Agent or the Trustee. Upon surrender to the Paying Agent of the Bonds, such Holders shall, subject to receipt by the Paying Agent thereof from the Company, be paid the redemption price, and such surrendered Bonds shall be canceled.

Section 3.4 Deposit of Redemption Price.

The Company shall deposit with the Principal Paying Agent no later than 10:00 am (Local Time) on one Business Day prior to the Redemption Date, sufficient U.S. dollar amounts to pay the redemption price and any other amounts payable thereof, including, if any, accrued and unpaid interest and Additional Amounts on all Bonds which are to be redeemed in accordance with the Agency Agreement. The Principal Paying Agent shall return all excess monies after redemption of the applicable Bonds to the account designed by the Company in writing for such purpose.

If any Bond called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, Default Interest, to the extent lawful, shall be paid on the unpaid principal, from the applicable Redemption Date until and including the relevant payment date such principal is paid.

Section 3.5 Redemption at the Option of the Company.

(a) On or at any time after December 2, 2023 to the day immediately before the Maturity Date, the Company may, having given not less than thirty (30) nor more than sixty (60) days’ notice to the Bondholders and upon reasonable notice in advance of such notice to the Bondholders to the Trustee and the Principal Paying Agent (which notice shall be irrevocable), redeem the Bonds in whole or in part (at the Company’s sole discretion) at a redemption price equal to the applicable Early Redemption Amount thereof, provided that no such redemption may be made unless the Closing Price (converted into U.S. dollars at the Prevailing Exchange Rate) for twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days (the “Calculation Period”), the last day of which occurs not more than fifteen (15) Trading Days prior to the date upon which notice of such redemption is given, is greater than one hundred and thirty percent (130%) of the Conversion Price . For the purposes of determining whether the Closing Price of the Shares is in excess of one hundred and thirty percent (130%) of the Conversion Price of the Bonds on a Trading Day within the Calculation Period, the Conversion Price on each Trading Day shall be adjusted for any event which would give rise to an adjustment under the terms of this Indenture, and the adjusted Conversion Price shall be certified by the Company to the Trustee, the Conversion Agent and Principal Paying Agent in the Officer’s Certificate to be issued pursuant to Section 3.1. If the Closing Price of the Shares cannot be determined for one (1) or more consecutive Trading Days, such day or days will be disregarded in the relevant calculation and will be deemed not to have existed for the purposes of determining the Closing Price of the Shares. The Company shall have sole discretion in determining the principal amount of Bonds to be redeemed under this Section 3.5(a), and if less than all of the Bonds are to be redeemed at any time, shall select Bonds for redemption on a pro rata basis by lot or by such other method as it in its sole discretion shall deem fair and appropriate, unless otherwise required by law or applicable stock exchange requirements or the procedural rules of the Common Depositary. Upon the expiry of any such notice, the Company will be bound to redeem the Bonds at a redemption price equal to the applicable Early Redemption Amount thereof at the specified Redemption Date. Holders may exercise conversion rights for Bonds selected for redemption under this Section 3.5(a) up to the close of business on the date seven (7) Business Days before the specified Redemption Date.

(b) The Company may, having given not less than thirty (30) nor more than sixty (60) days’ notice to the Bondholders and upon reasonable notice in advance of such notice to the Bondholders to the Trustee and the Principal Paying Agent (which notice shall be irrevocable), redeem the Bonds in whole or in part (at the Company’s sole discretion) at a redemption price equal to the Early Redemption Premium Amount on December 2, 2022 (the “Issuer’s Anniversary Call Date”). The Company shall have sole discretion in determining the principal amount of Bonds to be redeemed under this Section 3.5(b), and if less than all of the Bonds are to be redeemed at any time, shall select Bonds for redemption on a pro rata basis by lot or by such other method as it in its sole discretion shall deem fair and appropriate, unless otherwise required by law or applicable stock exchange requirements or the procedural rules of the Common Depositary. Upon the expiry of any such notice, the Company will be bound to redeem the Bonds at Early Redemption Premium Amount at the Issuer’s Anniversary Call Date. Holders may exercise conversion rights for Bonds selected for redemption under this Section 3.5(b) up to the close of business on the date seven (7) Business Days before the Issuer’s Anniversary Call Date.

(c) If at any time the aggregate principal amount of the Bonds outstanding is ten percent (10%) or less of the aggregate principal amount originally issued, the Company shall have the option to redeem such outstanding Bonds in whole but not in part at the Bond Repayment Equivalent of a redemption price equal to the applicable Early Redemption Amount thereof. The Company will give at least thirty (30) days but not more than sixty (60) days prior notice to the Bondholders for such redemption and reasonable advance notice to the Trustee and the Principal Paying Agent in advance of such notice to the Bondholders. Holders may exercise conversion rights for Bonds selected for redemption under this Section 3.5(c) up to the close of business on the date seven (7) Business Days before the specified Redemption Date.

(d) If the Company gives a notice of redemption pursuant to this Section 3.5, each Holder will have the right to elect that his Bond(s) shall not be redeemed but instead to be converted pursuant to Section 9.2. To exercise such right, a Holder must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed Conversion Notice, in the form for the time being current, obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Bonds before the close of business on the date seven (7) Business Days prior to the Redemption Date.

(e) The Conversion Price shall not be subject to any adjustments relating to any redemption or conversion of the Bonds pursuant to this Section 3.5.

(f) Any redemption pursuant to this Section 3.5 shall be made, to the extent applicable, pursuant to the provisions of Section 3.1 through Section 3.4 hereof.

Neither the Trustee nor any Agent shall be under any duty to determine, calculate or verify the applicable Early Redemption Amount and will not be responsible to the Holders for any loss arising from any failure by it to do so.

Section 3.6 Redemption for Taxation Reasons.

At any time the Company may, having given not less than thirty (30) nor more than sixty (60) days’ notice to the Bondholders and upon reasonable notice in advance of such notice to the Bondholders to the Trustee and the Principal Paying Agent (which notice shall be irrevocable) redeem all (but not less than all) of the Bonds at a redemption price equal to applicable Early Redemption Amount thereof on the Redemption Date if:

(a) the Company has or will become obliged to pay any Additional Amounts as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Singapore, France or the United States (or any political subdivision or any authority thereof or therein having power to tax), or any change in the position regarding the application, administration or any new or different interpretation of such laws, treaties, regulations or rulings, which change, amendment, application or interpretation becomes effective on or after the Closing Date; and

(b) such obligation cannot be avoided by the Company taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than ninety (90) days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts in respect of the Bonds.

Prior to the publication of any redemption notice pursuant to this Section 3.6, the Company shall deliver to the Trustee:

(i) a certificate signed by two (2) directors of the Company, stating that the obligation referred to in Section 3.6(a) cannot be avoided by the Company, as the case may be (taking reasonable measures available to it); and

(ii) an opinion of independent legal or tax advisers of recognised standing in Singapore, France or the United States (as applicable) to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective), and neither the Trustee nor any Agent shall be under any duty to determine, calculate or verify the applicable Early Redemption Amount and the Trustee shall be entitled to accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Holders.

Upon the expiry of any such notice (such date, the “Tax Redemption Date”), the Company will be bound to redeem the Bonds at a redemption price equal to applicable Early Redemption Amount thereof on the Redemption Date at the date fixed for such redemption.

If the Company gives a notice of redemption pursuant to this Section 3.6, each Holder will have the right to elect that his Bond(s) shall not be redeemed and that the provisions of Section 4.7 shall not apply in respect of any payment of principal, interest or premium (if any) to be made in respect of such Bond(s) which falls due after the Tax Redemption Date whereupon no Additional Amounts shall be payable in respect thereof pursuant to Section 4.7 and payment of all amounts to Holders shall be made subject to the deduction or withholding of the taxation required to be withheld or deducted by Singapore, France or the United States (or any political subdivision) or any authority thereof or therein having power to tax. To exercise such right, a Holder must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed Opt-Out Notice, in substantially the form set out in Exhibit E together with the Certificate evidencing the Bonds on or before the close of business on the date seven (7) Business Days prior to the Tax Redemption Date.

Any redemption pursuant to this Section 3.6 shall be made, to the extent applicable, pursuant to the provisions of Section 3.1 through Section 3.4 hereof.

Section 3.7 Redemption at Maturity.

The Company will redeem each Bond that has not been previously redeemed, repurchased and canceled or converted at a redemption price equal to US$200,000, being 100% of its principal amount on the Maturity Date, plus any accrued and unpaid interest, if any.

Section 3.8 Repurchase of the Bonds at the Option of the Holders.

Each Holder shall have the right, at the option of the Holder of any Bond, to require the Company to repurchase all or some of that Holder’s Bonds (the “Holder’s Put Right”) on December 2, 2023 (the “Holder’s Put Date”) at a repurchase price equal to the applicable Early Redemption Amount thereof (the “Holder’s Put Price”). To exercise such right, a Holder must complete, sign and deposit at the specified office of any Paying Agent a Put Option Notice, in the forms for the time being current and obtainable during the normal business hours from the specified office of any Paying Agent together with the Certificate evidencing the relevant Bond not earlier than sixty (60) days and not later than 30 days prior to the Holder’s Put Date. A Put Option Notice shall not be deemed to be valid unless the Certificate evidencing the Bonds to be repurchased has been attached and the Company shall not be obliged (although it may in its absolute discretion elect) to repurchase Bonds for which an invalid or incomplete Put Option Notice has been submitted.

Unless otherwise provided herein, a Put Option Notice, once delivered, shall be irrevocable and the Company shall repurchase the Bonds for which a Put Option Notice has been validly submitted on the Holder’s Put Date.

Any repurchase pursuant to this Section 3.8 shall be made, to the extent applicable, pursuant to the provisions of Section 3.1 through Section 3.4 hereof.

Section 3.9 Repurchase of the Bonds in the Event of Delisting.

In the event that the Shares are not listed, admitted to trading or suspended from trading for a period equal to or exceeding 30 consecutive Trading Days on the Euronext Paris and/or OTCQX (a “Delisting”), each Holder shall have the right (the “Delisting Put Right”), at such Holder’s option, to require the Company to repurchase such Holder’s Bonds, in whole but not in part, on the date set by the Company for such repurchase (the “Delisting Put Date”), which shall be not less than thirty (30) days nor more than sixty (60) days following the date on which the Company notifies the Holders in writing of the Delisting, at a repurchase price equal to the applicable Early Redemption Amount thereof (the “Delisting Put Price”).

Promptly after becoming aware of a Delisting, the Company shall procure that notice regarding the Delisting Put Right shall be given to Holders in accordance with Section 3.11.

To exercise its rights to require the Company to repurchase its Bonds, the Holder must complete, sign and deposit at the specified office of any Paying Agent a Put Option Notice, in the then current form obtainable during normal business hours from the specified office of any Paying Agent on any Business Day prior to the close of business at the location of such Paying Agent on such day and which day is not less than ten (10) Business Days prior to the Delisting Put Date.

Unless otherwise provided herein, a Put Option Notice, once delivered, shall be irrevocable and the Company shall repurchase the Bonds specified in such notices on the Delisting Put Date.

The Trustee shall not be required to take any steps to ascertain whether a Delisting or any event which could lead to the occurrence of a Delisting has occurred or may occur, and shall be entitled to assume that no such event has occurred unless a Responsible Officer of the Trustee has received written notice of the occurrence of such event. The Trustee shall not be responsible for determining or verifying whether a Bond is to be accepted for repurchase under a Delisting and will not be responsible to the Holders for any loss arising from any failure by it to do so. Neither the Trustee nor any Agent shall be under any duty to determine, calculate or verify the amount payable under a Delisting repurchase and will not be responsible to the Holders for any loss arising from any failure by it to do so.

Any repurchase pursuant to this Section 3.9 shall be made, to the extent applicable, pursuant to the provisions of Section 3.1 through Section 3.4 hereof.

Section 3.10 Repurchase of Bonds in the Event of Change of Control.

If a Change of Control occurs with respect to the Issuer, each Holder shall have the right (the “Change of Control Put Right”), at such Holder’s option, to require the Company to repurchase such Holder’s Bonds, in whole but not in part, on the date set by the Company for such repurchase (the “Change of Control Put Date”), which shall be not less than thirty (30) days nor more than sixty (60) days following the date on which the Company notifies the Trustee, the Paying Agent and the Holders in writing of the Change in Control, at a repurchase price equal to the applicable Early Redemption Amount thereof on the Change of Control Put Date (the “Change of Control Put Price”).

Promptly after becoming aware of a Change of Control, the Company shall procure that notice regarding the Change of Control Put Right shall be given to Holders in accordance with Section 3.11.

To exercise its rights to require the Company to repurchase its Bonds, the Holder must complete, sign and deposit at the specified office of any Paying Agent a Put Option Notice, in the then current form obtainable during normal business hours from the specified office of any Paying Agent on any Business Day prior to the close of business at the location of such Paying Agent on such day and which day is not less than ten (10) Business Days prior to the Change of Control Put Date.

Unless otherwise provided herein, a Put Option Notice, once delivered, shall be irrevocable and the Company shall repurchase the Bonds specified in such notices on the Change of Control Put Date.

The Trustee shall not be required to take any steps to ascertain whether a Change of Control has occurred or may occur, and shall be entitled to assume that no such event has occurred unless a Responsible Officer of the Trustee has received written notice of the occurrence of such event. The Trustee shall not be responsible for determining or verifying whether a Bond is to be accepted for repurchase under a Change of Control and will not be responsible to the Holders for any loss arising from any failure by it to do so. Neither the Trustee nor any Agent shall be under any duty to determine, calculate or verify the Change of Control Put Price and will not be responsible to the Holders for any loss arising from any failure by it to do so.

Any repurchase pursuant to this Section 3.8 shall be made, to the extent applicable, pursuant to the provisions of Section 3.1 through Section 3.4 hereof.

Section 3.11 Repurchase Procedures.

(a) Not less than thirty (30) days nor more than sixty (60) days prior to the Holder’s Put Date or promptly after becoming aware of the Delisting or a Change of Control, as the case may be, the Company will (i) mail to each Holder and make available to Holders at the locations of the Paying Agents, or (ii) if at such time the Bonds are represented by a Global Certificate, the Company shall send to Euroclear and Clearstream a notice regarding such Holder’s Put Right, Delisting Put Right or Change of Control Put Right, as the case may be, which notice shall include the form of the Put Option Notice and state, as appropriate:

(i) the Holder’s Put Date, the Delisting Put Date or the Change of Control Put Date, as the case may be (each, a “Put Date”);

(ii) in the case of a Delisting, the date of such Delisting and brief details of the events that caused such Delisting;

(iii) in the case of a Change of Control, the date of such Change of Control and, briefly, the events causing such Change of Control;

(iv) the date by which the Put Option Notice must be given;

(v) the Holder’s Put Price, the Delisting Put Price or the Change of Control Put Price, as the case may be, and the method by which such amount will be paid;

(vi) the names and addresses of all Paying Agents;

(vii) briefly, the Conversion Right of the Holders and the then current Conversion Price;

(viii) the procedures that the Holders must follow and the requirements that the Holders must satisfy in order to exercise their Holder’s Put Right, Delisting Put Right, Change of Control Put Right, or Conversion Right as the case may be; and

(ix) that a Put Option Notice, once validly given, may not be withdrawn.

(b) To exercise its right to require the Company to purchase the Bonds pursuant to this Section 3.11, the Holder must deliver a Put Option notice, together with the relevant Definitive Certificates, if issued, to any Paying Agent, at such Holder’s own cost, on any Business Day between 9:00 am and 3:00 pm Local Time (notices received after this time will be deemed to have been received on the following Business Day) at the location of such Paying Agent on the Business Day that falls within the period prescribed in Section 3.8, Section 3.9 and Section 3.10 above. Upon receipt by a Paying Agent of a duly completed Put Option Notice and, in the case of a Put Option Notice relating to Bonds evidenced by a Definitive Certificate, such Paying Agent shall notify the Company, the Trustee and (in the case of a Paying Agent other than the Principal Paying Agent) the Principal Paying Agent indicating the principal amount of the Bonds in respect of which the Holder’s Put Price upon exercise of the Holder’s Put Right, the Delisting Put Price upon exercise of the Delisting Put Right or the Change of Control Put Price upon exercise of the Change of Control Put Right, as the case may be, is exercised and the serial number of the Definitive Certificate evidencing such Bonds. A Put Option Notice, once validly given, shall be irrevocable and bind the Company to repurchase the Bonds to which such notice relates to the Holder’s Put Price, Delisting Put Price or Change of Control Put Price, as the case may be, save and except that for the purpose of exercising the Holder’s Put Right, Delisting Put Right or Change of Control Put Right, its revocation is agreed in writing by the Company and the Paying Agent is notified in writing of such revocation not later than the tenth (10th) Business Day prior to a relevant Put Date. The form of the Put Option Notice may be obtained at the specified office of any Paying Agent.

(c) Payment of the Holder’s Put Price upon exercise of the Holder’s Put Right, the Delisting Put Price upon exercise of the Delisting Put Right or Change of Control Put Price upon exercise of the Change of Control Put Right, pursuant to this Section 3.11 for any Definitive Certificate for which a Put Option Notice has been delivered is conditional upon delivery of such Definitive Certificate (together with any necessary endorsements) to any Paying Agent on any Business Day together with the delivery of such Put Option Notice and will be made promptly following the later of the applicable Put Date and the time of delivery of such Definitive Certificate. If the Paying Agent holds on the applicable Put Date money sufficient to pay the Holder’s Put Price, Delisting Put Price or Change of Control Put Price, as the case may be, of the Bonds for which Put Option Notices have been delivered in accordance with the provisions of this Indenture and upon exercise of such right and, if applicable, but subject to Section 4.9, a sum sufficient to cover any government charge or duty in connection with the exercise of such right payable by the Issuer or the relevant Holder, as the case may be, then, whether or not such Bond is delivered to the Paying Agent, on and after such Put Date, (i) such Bond will cease to be outstanding; (ii) such Bond will be deemed paid; and (iii) all other rights of the Holder shall terminate (other than the right to receive the Holder’s Put Price, Delisting Put Price or Change of Control Put Price, as the case may be) under the terms of this Indenture.

Section 3.12 Payment of Bonds upon Redemption or Repurchase.

(a) Bonds in respect of which a Put Option Notice or a redemption notice has been issued in accordance with the provisions of this ARTICLE III shall become due and payable on the relevant Payment Date at the Holder’s Put Price, Delisting Put Price, Change of Control Put Price or redemption price, as applicable. Payment of the relevant redemption price, Holder’s Put Price, Delisting Put Price or Change of Control Put Price, as the case may be, for a Definitive Certificate is conditioned upon delivery of such Bond (together with necessary endorsements) to any Paying Agent. Payment of the Holder’s Put Price, Delisting Put Price, Change of Control Put Price or redemption price, as applicable, in respect of any Bond shall, subject to the receipt by the Paying Agent of amounts sufficient to pay such Holder’s Put Price, Delisting Put Price, Change of Control Put Price or redemption price on all Bonds to be redeemed or purchased, be made on the applicable Payment Date or, if such Bond is a Definitive Certificate and has not been so delivered on or prior to the relevant Payment Date, at the time of delivery of such Bond to the Paying Agent. If the Company complies with its obligations under Section 3.4, on and after the applicable Payment Date, then, immediately after such Payment Date, such Bonds shall cease to be outstanding and shall not be entitled to any right or benefit under this Indenture whether or not such Bond is delivered to a Paying Agent, and the Holders thereof shall have no right in respect of such Bonds except the right to receive amounts relating to the Holder’s Put Price, Delisting Put Price, Change of Control Put Price or redemption price, as applicable, in respect thereof.

(b) Notwithstanding any provision to the contrary in this Section 3.12, if any Bond surrendered for redemption or repurchase shall not be so paid upon surrender, the Company will pay to the Trustee for the benefit of the Holders the whole amount that then shall have become due and payable on all such Bonds at the time outstanding for redemption or repurchase, including any Default Interest, if any, and, if applicable, but subject in all cases to the payment by Holders of amounts pursuant to Section 4.9, a sum sufficient to cover any government charge or duty in connection with the exercise of such right.

Section 3.13 Exercise and Survival of Conversion Rights.

(a) For the avoidance of doubt, Holders shall be entitled to exercise Conversion Rights in respect of Bonds for which a redemption notice has been given or in respect of which a Put Option Notice has been delivered (subject to the revocation of such Put Option Notice in accordance with Section 3.11 (b)) until the date falling seven (7) Business Days prior to the relevant Redemption Date or Put Date, which shall be the Conversion Date for the purposes of conversion of such Bonds. The Conversion Price shall not be subject to any adjustments relating to any redemption, purchase or conversion of the Bonds pursuant to the terms of this Indenture.

(b) Notwithstanding the provisions herein, if (i) the Company shall default in making payment in full in respect of any Bond which shall have been called for redemption or put for repurchase on the date fixed for redemption or repurchase thereof, (ii) any Bond has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events referred to in Section 6.1 or (iii) any Bond is not redeemed on the Maturity Date in accordance with Section 3.7, the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of monies payable in respect of such Bond has been duly received by the Principal Paying Agent or the Trustee, notice of such receipt has been duly given to the Holders and, notwithstanding such receipt by the Principal Paying Agent or the Trustee or the expiry of the Conversion Period prior to such Conversion Date, any Bond in respect of which a Definitive Certificate and Conversion Notice has been deposited for conversion prior to such date shall be converted on the Conversion Date specified in such Conversion Notice.

ARTICLE IV
COVENANTS

Section 4.1 Payment of Bonds.

(a) The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal, accrued and unpaid interest and any premium, if any, on the Bonds and any other payments to be made by the Company under the Bonds and this Indenture at the respective times provided in the Bonds and this Indenture by transfer to the registered account of the Holder of the Bonds. Payment of principal and any premium, if any, will only be made after surrender of the relevant Certificate at the specified office of any of the Agents. Payment of any amount on the Bonds shall be considered paid on the date due if the Paying Agent holds no later than 10:00 am (Local Time) on one Business Day prior to the due date, money deposited by the Company in immediately available funds in the currency of payment and designated for and sufficient to pay all amounts of principal and any premium, if any, then due. Such Paying Agent shall return to the Company, as soon as practicable, any money that exceeds the amount payable on the Bonds. If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Bonds Register with a record of the amount (if any) in fact paid.

(b) Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a Payment Business Day, for value on the first following day which is a Payment Business Day) will be initiated on the due date for payment (or, if it is not a Payment Business Day, the immediately following Payment Business Day) or, in the case of a payment of principal, if later, on the Payment Business Day on which the relevant Definitive Certificate is surrendered at the specified office of any of the Agents.

(c) In the event that there shall be a default in the payment of any amount in respect of any Bond, including without limitation, principal amount, accrued and unpaid interest and any premium, if any, and repurchase or redemption price, when the same shall have become due and payable, whether upon maturity or by declaration or otherwise, such unpaid amount will bear interest, both before and after judgment (“Default Interest”), from the date of default to the day on which all sums due in respect of such Bond up to and including that day on which such sums are received by or on behalf of the relevant Holder at the rate of interest equal to five percent (5%) per annum. If interest is required to be calculated for a period of less than one (1) year, it will be calculated on the basis of a three hundred and sixty (360) day year consisting of twelve (12) months of thirty (30) days each. The Paying Agent shall not be bound to make any payment until it is satisfied that it has actually received the full amount due to be paid to it pursuant to this Section 4.1.

(d) All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Section 4.7(a). Except as otherwise provided in Section 9.7, no commissions or expenses shall be charged to the Holders in respect of such payments.

(e) So long as the Common Depositary or its nominee is the registered holder of the Global Certificate, the Paying Agent shall make payment of any amount received by it and payable in respect of the Global Certificate under the terms of this Indenture, by payment to Euroclear and Clearstream for credit to the accounts of the Holders of the Bonds.

(f) If any Bond is issued in definitive form, the Paying Agent shall make payment of any amounts received by it and payable in respect of the Definitive Certificates under the terms of this Indenture, by payment in U.S. dollars by wire transfer only to the Holders who have so provided proper written wire transfer instructions to the Paying Agent.

Section 4.2 Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Registrar) where Bonds may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served. The Company shall give written notice to the Trustee as soon as practicable of the location, and any change in the location, of such office or agency, which in any event shall not be later than three (3) Business Days from the date hereof or the date of such change, as the case may be.

The Company also may from time to time designate one (1) or more other offices or agencies where the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency, which in any event shall not be later than three (3) Business Days from the date hereof or the date of such change, as the case may be.

Section 4.3 Financial Statements.

So long as any of the Bonds remains outstanding, within four (4) months of the end of a fiscal year, the Company shall provide the Trustee with financial statements of the Company in English (prepared in accordance with U.S. GAAP) for the fiscal year. The Trustee shall upon receiving a written request in respect thereof not less than one (1) Business Day prior to the date of any review (at the Company’s expense) make such materials available for review by Holders at its offices during normal business hours on any Business Day. Delivery of the Company’s financial statements to the Trustee is for informational purposes only and the Trustee shall have no obligation to examine, distribute or request such reports, information or documents from the Company and the Trustee’s receipt of such shall not constitute constructive notice of any information determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

Section 4.4 Compliance Certificate.

The Company shall send to the Trustee, within fourteen (14) days of any request by the Trustee and at the time of the despatch to the Trustee of its annual financial statements in accordance with Section 4.3 above, an Officer’s Certificate certifying that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Company as at a date (the “Certification Date”) being not more than five (5) days before the date of the certification (i) no Default or Event of Default has occurred since the date of this Indenture or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it, (ii) that there has been no change in the law or regulations of France and/or the United States affecting the conversion of the Bonds, (iii) that all the covenants of the Company contained herein have been complied with by the Company and (iv) that there has been no adjustment to the Conversion Price during the relevant period save as notified to the Trustee and the Holders. The Trustee shall be entitled to conclusively rely on such certificate without further investigation or enquiry and shall not be liable to any person for so accepting and relying on such certificate.

Section 4.5 Event of Default.

The Company shall, so long as any of the Bonds are outstanding, deliver to the Trustee, forthwith and in any event no later than 30 days upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officer’s Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

Section 4.6 Negative Pledge.

So long as any of the Bonds remain outstanding, the Company shall not, and shall procure that none of its Principal Subsidiaries will, create or permit to subsist any Lien on the whole or any part of its or, as the case may be, such Principal Subsidiaries’, property, assets or revenues, present or future, to secure, for the benefit of the holders of any securities (i) payment of any sum owing in respect of any such securities, (ii) any payment under any guarantee of any such securities, or (iii) any payment under any indemnity or other like obligation relating to any such securities, unless contemporaneously therewith effective provision is made to secure the Bonds (a) equally and ratably with such securities, guarantee, indemnity or obligation with a similar Lien on the same property, assets or revenues securing such securities, guarantee, indemnity or obligation for so long as such securities, guarantee, indemnity or obligation are secured by such Lien or (b) with such other security as shall be approved by Holders holding not less than fifty percent (50%) of the outstanding principal amount of the Bonds.

Section 4.7 Payment of Additional Amounts.

In the event that any payments due and payable on the Bonds, or any delivery of Shares or other cash payment (if any) on conversion of the Bonds, is subject to withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of Singapore, France or the United States or any other jurisdiction from which any payment is made on the Bonds (or any political subdivision or Taxing Authority thereof), the Company shall pay such additional amounts (the “Additional Amounts”) in respect of such payments as may be necessary in order that the net amounts received by the Holders after such withholding or deduction shall equal the respective amounts that would have been receivable in respect of the Bonds in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable for or on account of:

(a) any Taxes that would not have been imposed but for:

(i) the existence of any present or former connection between the Holder and/or the beneficial owner of such Bond and Singapore, France or the United States, other than merely holding such Bond, including such Holder and/or beneficial owner being or having been a national, domiciliary or resident of or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein; or

(ii) the presentation of such Bond (if presentation is required) more than thirty (30) days after the later of the date on which any payment on such Bond became due and payable pursuant to the terms thereof or the date that such payment was made or duly provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts if it had presented such Bond for payment on any date within such thirty (30) day period; or

(iii) the presentation of such Bond (if presentation is required) for payment in the United States, unless such Bond could not have been presented for payment elsewhere; or

(b) any estate, inheritance, gift, sale, transfer, stamp, personal property or similar tax, assessment or other governmental charge including without limitation withholding or deduction imposed on a payment to an individual and required to be made pursuant to any European Union Directive 2003/48/EC on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27 2000 or any law implementing or complying with such Directive; or

(c) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of the Bond with a request by the Company addressed to the Holder to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner, or to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or a part of such tax, assessment or other governmental charge; or

(d) presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent or Conversion Agent in a Member State of the European Union; or

(e) any combination of Taxes referred to in the preceding sub-clauses (a), (b), (c) and (d).

The Company's obligation hereunder to pay the Additional Amounts resulted from tax deduction or withholding under the laws of the United States shall cease upon the Holders' election not to have their Bonds redeemed under Section 3.6.

Any reference in this Indenture to any payment due and payable in respect of the Bonds or delivery of Shares upon conversion of the Bonds shall be deemed also to include any such Additional Amounts that may be payable in accordance with the provisions described in this Indenture and under the terms of the Bonds.

Section 4.8 Deposit of Moneys.

The Company shall deposit with the Principal Paying Agent in immediately available funds, in U.S. dollars, money sufficient to make cash payments due on the Maturity Date on all Bonds then outstanding in accordance with the terms of the Agency Agreement. The Paying Agent shall not have any obligation to make any payments to the Holders hereunder until and unless the Paying Agent is in receipt of sufficient funds, immediately available in the currency of payment, to enable full payment to such Holders. In the event of receipt of partial payment of the requisite funds, the Paying Agent shall hold such funds under the terms hereof pending receipt of the remainder of the funds payable hereunder.

Section 4.9 Payment of Non-Income Taxes and Similar Charges.

The Company will promptly pay to the relevant authorities any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including any applicable interest and penalties thereon) which arise in any jurisdiction from (i) the execution, delivery, transfer, or registration of the Bonds or any other document or instrument referred to therein or (ii) the receipt of any payments with respect to the Bonds, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the United States or any jurisdiction in which a Paying Agent or a Conversion Agent is located. The Company shall pay to the relevant authorities all stamp, issue, registration or other similar taxes and duties (if any) arising in any jurisdiction consequent upon the issue or delivery of Shares to the converting Holders to the extent such taxes or duties are not payable by such Holders pursuant to Section 9.7. For these purposes, such taxes, charges or similar levies shall not include any estate or gift taxes.

Section 4.10 Book Keeping.

The Company hereby covenants with and undertakes to the Trustee that, so long as any of the Bonds remain outstanding, it shall at all times keep proper books of account and, allow the Trustee (and any person appointed by the Trustee) access to such books during normal business hours, provided that the Trustee shall only use the information so obtained in connection with the performance of its duties under this Indenture and under applicable law.

Section 4.11 Reservation of Shares for Conversion.

The Company shall, from time to time, keep available for issue, free from pre-emptive rights, out of its authorised but unissued capital sufficient shares to satisfy in full the Conversion Rights and the terms of any other securities for the time being in issue which are convertible into or have the right to subscribe for Shares.

Section 4.12 Compliance with Certain SGX-ST Requirements and Listing Requirements.

(a) At any time the Bonds are listed on the SGX-ST, the Company shall comply with all disclosure, filing, registration, reporting and similar requirements of the SGX-ST.

(b) The Company shall at all times keep and maintain the listing of the Bonds on the SGX-ST.

Section 4.13 Filing, Registration and Reporting.

The Company will duly and punctually comply with all filing, registration, reporting and similar requirements required in accordance with applicable United States federal or state law, French law and Singapore law and regulations from time to time relating in any manner whatsoever to this Indenture and the Bonds, including, without limitation, all periodic and other filings required to be made from time to time with the United States and Singaporean government or authorities, or as required by the OTCQX, Euronext Paris and the SGX-ST.

Any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) are required to be filed by us with the Trustee within fifteen (15) days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents filed by the Company with the SEC via the EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR (though the Trustee shall have no obligation to determine whether such documents have been filed via EDGAR).

Section 4.14 Bonds held by the Company.

The Company shall forthwith notify the Trustee and send to the Trustee within twenty-one (21) days upon being so requested in writing by the Trustee an Officer’s Certificate setting out the total principal amount of Bonds which at the date of such certificate are held by or for the benefit of the Company.

Section 4.15 Waiver of Stay or Extension Laws.

The Company will not, to the extent that it may lawfully do so, at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.16 Information.

Where appropriate and so far as permitted by applicable law, the Company shall provide to the Trustee and the Agents such information, opinions, certificates and other evidence as it shall require and in such form as it shall require for the performance of its powers and duties under this Indenture and the Bonds.

Section 4.17 Notices to Holders.

The Company shall provide the Trustee with all notices and/or information given to the Holders and to stockholders of the Company, provided that, if at any time, the Shares of the Company are listed for trading on a recognized stock exchange, the Company shall file with the Trustee and furnish to the Holders, as soon as they are available but in any event no more than 10 calendar days after they are filed with such exchange, true and correct copies of any financial or other report in the English language filed with such exchange. In addition, the Company shall also send or procure to be sent to the Trustee not less than three (3) Business Days prior to the date of publication, for the Trustee’s review, one (1) copy of each notice to be given to the Holders in accordance with the terms hereof if any reference to Citicorp International Limited is made in such notices and shall not publish such notice without such approval and, upon publication, send to the Trustee a copy of such notice, where electronic publication is available, such electronic transmission or link would be an acceptable form to the Trustee.

ARTICLE V
SUCCESSORS

Section 5.1 Merger.

Except as otherwise provided in this Section 5.1, the Company shall not consolidate with, or merge or amalgamate into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one (1) or more related transactions, to another Person, other than any consolidation, merger, amalgamation, sale, assignment, transfer, lease, conveyance or other disposal which results in the Company being the surviving party (the consummation of any such event, a “Merger”), unless:

(a) the Company shall have notified the Holders and the Trustee of such event at least twenty (20) Business Days prior to the Merger in accordance with Section 11.1 hereof;

(b) the corporation formed by such Merger or the Person that acquired such properties and assets shall expressly assume, by an indenture supplemental to this Indenture (each a “Supplemental Indenture”), all of the obligations of the Company under this Indenture and the performance of every covenant and agreement applicable to it contained herein;

(c) immediately after giving effect to such Merger, no Default or Event of Default shall have occurred or be continuing or would result therefrom; and

(d) the corporation formed by such Merger or the Person that acquired such properties and assets, shall expressly agree, among other things, to indemnify each Holder against any Taxes payable by withholding or deduction thereafter imposed on such Holder solely as a consequence of such Merger with respect to any payment on the Bonds.

The Company shall deliver to the Trustee before the consummation of the proposed Merger an Officer’s Certificate to the foregoing effect and an Opinion of Counsel to the effect that (i) such Merger and such Supplemental Indenture, comply with this Indenture, (ii) the surviving Person has duly executed and delivered the Supplemental Indenture and (iii) such Supplemental Indenture constitutes a valid and binding agreement of such Person, enforceable against such Person in accordance with its terms. The Trustee shall be entitled to rely conclusively upon such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

Section 5.2 Successor Corporation Substituted.

Upon any Merger in accordance with Section 5.1 hereof, the successor corporation formed by such Merger shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor person had been named as the Company herein. In the event of such Merger, the provisions under Section 3.6 and Section 4.6 will be applicable to the corporation formed by such Merger or the Person acquiring such properties and assets as appropriate.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

Each of the following shall constitute an “Event of Default”:

(1) the Company fails to pay the principal or premium (if any) or interest (if any) on any of the Bonds when due or within fifteen (15) Business Days in respect of payment of any other amount in respect of the Bonds after the same shall become due and payable; or

(2) the Company does not perform or comply with one (1) or more of its other obligations under the Bonds or this Indenture which default is incapable of remedy within thirty (30) days after such default occurs; or

(3) any other present or future indebtedness of the Company or its Principal Subsidiaries for or in respect of moneys borrowed or raised is declared to be due and payable prior to its stated maturity by reason of (i) any actual default or event of default (howsoever described), or (ii) any such indebtedness is not paid when due, following any applicable grace period, or (iii) the Company or any of its Principal Subsidiaries fails to pay when due, following any applicable grace period, any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one (1) or more of the events mentioned above in this paragraph (3) have occurred or is continuing equals or exceeds US$1 million or the Dollar Equivalent thereof; or

(4) an encumbrancer takes possession or an administrative or other receiver, manager or other similar officer is appointed of the whole or any substantial part of the property, assets or revenues of the Issuer, or any of the Principal Subsidiaries (as the case may be) and is not discharged within sixty (60) days; or

(5) the seizure, compulsory acquisition, expropriation or nationalization of all or a material part of the assets of the Issuer or any of the Principal Subsidiaries, which is material to the Issuer and the Principal Subsidiaries taken as a whole; or

(6) the Company or any of its Principal Subsidiaries is (or is, or would be, deemed by applicable law or a court of competent jurisdiction to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens in writing to stop or suspend, payment of all or a material part of its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of its debts (or of any material part which it will or would otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any material part of the debts of the Company or its Principal Subsidiaries; or

(7) a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any material part of the property, assets or revenues of the Company, or any of its Principal Subsidiaries is material to the Company and its Principal Subsidiaries as a whole, and is not discharged or stayed within forty-five (45) days; or

(8) an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Company or any of its Principal Subsidiaries, or the Company, or any of its Principal Subsidiaries ceases or threatens in writing to cease to carry on all or substantially all of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation on terms approved by a majority in principal amount of the Bonds then outstanding; or

(9) it is or will become unlawful for the Company to perform or comply with any one (1) or more of its obligations under any of the Bonds or this Indenture; or

(10) any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in the foregoing paragraphs.

Section 6.2 Acceleration.

If an Event of Default (other than an Event of Default specified in Paragraph (4), (6) or (8) of Section 6.1) occurs and is continuing, the Trustee, if directed in writing by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the then outstanding Bonds and subject to security from the Holders and/or indemnity and/or pre-funding against any liability, loss or expense provided to the Trustee to its satisfaction, shall, by notice to the Company, declare all the Bonds to be due and payable immediately. If an Event of Default specified in Paragraph (4), (6) or (8) of Section 6.1 occurs, the Bonds shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If the Bonds become due and payable as a result of the occurrence of an Event of Default, the Company will redeem each Bond at a price equal to the applicable Early Redemption Amount, together with Default Interest and other amounts payable thereon to the date of the payment. The Holders of a majority in aggregate principal amount of the then outstanding Bonds (“majority” means fifty percent (50%) or more of the aggregate principal amount of the then outstanding Bonds) by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal that has become due solely because of the acceleration) have been cured or waived.

Section 6.3 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, subject to receiving indemnity and/or security from the Holders and/or pre-funding against any liability, loss or expense to its sole satisfaction and discretion, pursue any available remedy to collect the payment of principal on the Bonds and to enforce the performance of any provision of the Bonds or this Indenture.

The Trustee in its sole discretion may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing in respect of, or occurring upon, an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.

Section 6.4 Rights and Remedies Cumulative.

Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of the Bonds is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.5 Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Bonds by written notice to the Company and the Trustee may waive an existing Default or Event of Default and its consequences, except any Default with respect to certain provisions of this Indenture that may not be modified without the consent of not less than seventy-five percent (75%) of the aggregate principal amount of the Bonds outstanding as provided in Section 8.2. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture. No such waiver shall extend to any subsequent or other Default or impair any right consequent on any subsequent or other Default.

Section 6.6 Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Bonds shall have the right to direct, by notice in writing, the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction is not in conflict with any applicable law or with this Indenture, (b) the Trustee may take any other action it deems necessary or convenient that is not inconsistent with such written direction and (c) such Holders have offered to the Trustee security and/or indemnity and/or pre-funding to its satisfaction against any liability, loss or expense. The Trustee shall not be bound to enforce any provisions of this ARTICLE VI unless directed to do so pursuant to this Section 6.6.

Section 6.7 Limitation on Suits.

No Holder of any of the Bonds shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Bonds, for the appointment of a receiver or trustee or for any other remedy under this Indenture, unless:

(a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the then outstanding Bonds shall have made a written request to the Trustee to institute proceedings in respect of an Event of Default in its own name as Trustee under this Indenture;

(c) such Holder or Holders shall have offered to the Trustee security and/or indemnity and/or pre-funding satisfactory to the Trustee (in its sole discretion) against any loss, expense or liability that might be incurred in connection with such request under paragraph (b) above;

(d) the Trustee shall have failed to comply with the request within sixty (60) days after its receipt of such notice, request and offer of security by the Holders and/or indemnity and/or pre-funding against liability, loss or expense; and

(e) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in aggregate principal amount of the outstanding Bonds.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.8 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of a Holder to receive any payment on its Bonds on its respective due date or to convert its Bonds (as such Bonds may be amended or modified pursuant to Section 8.2), and to bring suit for the enforcement of any such right, shall not be impaired or affected without the consent of such Holder.

Section 6.9 Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or Section 6.1(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal, premium, Additional Amounts if any, remaining unpaid on the Bonds and Default Interest on overdue payment, to the extent lawful, in accordance with Section 4.1, and such further amount as shall be sufficient to cover the costs, expenses and liabilities of collection, including the compensation, expenses, disbursements and liabilities and advances of the Trustee, its agents and counsel.

Section 6.10 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation, expenses, disbursements, damages, liabilities and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Bonds), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and if the Trustee shall consent in writing, to the making of such payments directly to the Holders, and to pay to the Trustee any amount due to it for the compensation, expenses, disbursements, damages, liabilities and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, Bonds and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11 Priorities.

If the Trustee collects any money pursuant to this ARTICLE VI, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.6, including payment of compensation, expenses (including indemnity payments) and liabilities incurred, and advances made, by the Trustee, its agents and counsels and the costs and expenses of collection.

Second: to the Agents for amounts due under this Indenture and the Agency Agreement, including payment of compensation, expenses (including indemnity payments) and liabilities incurred, and advances made, by the Agents and its agents and the costs and expenses of collection.

Third: to Holders for any amounts due and unpaid on the Bonds, ratably without preference or priority of any kind.

Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of any money collected pursuant to this ARTICLE VI; provided that a record date shall be no fewer than five (5) Business Days prior to the related payment date.

Section 6.12 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to any suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than ten percent (10%) in principal amount of the then outstanding Bonds.

Section 6.14 Trustee May Enforce Claims Without Possession of Bonds.

All rights of action and claims under this Indenture or the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof (unless the court requires otherwise) in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances incurred by the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.6, be for the ratable benefit of the Holders of the Bonds in respect of which judgment has been recovered.

ARTICLE VII
TRUSTEE

Section 7.1 Duties of a Trustee.

(a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture subject to applicable laws and regulations, and the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(b) In the absence of gross negligence and willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates and opinions (including, without limitation, Officer’s Certificates and Opinions of Counsel) furnished by the Company to the Trustee and conforming to the requirements of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in reliance of such Officer’s Certificates and Opinion of Counsel.

If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture, the Bonds or the Agency Agreement, as the case may be, as a prudent person would exercise under the circumstances in the conduct of such person’s own affair.

(c) The Trustee may not be relieved from liabilities for its own gross negligence or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

the Trustee shall not be liable for any error of judgment made by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it pursuant to Section 6.6.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee (including, without limitation, any provision relating to the conduct or affecting the liability of or affecting protection to the Trustee) is subject to the provisions of this ARTICLE VII.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power vested in it by this Indenture or to take or omit to take any action at the request or direction of any of the Holders, unless it receives from such Holders security and/or indemnity and/or pre-funding satisfactory to it, in its sole discretion, against any costs, loss, liability or expense that might be incurred by it in compliance with such request or direction.

(f) The Trustee shall be under no obligation to invest and shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by applicable law.

(g) Any monies held by the Trustee and Agents are not subject to the UK Financial Conduct Authority’s Client Money Rules.

(h) The Trustee shall have no responsibility for making, or verifying the accuracy of, any calculations hereunder.

(i) Under no circumstance will the Trustee be liable for any special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, business goodwill or opportunity), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. This Section 7.1(i) shall survive the satisfaction and discharge of this Indenture, repayment of the Bonds or the resignation or removal of the Trustee.

(j) The Trustee shall be at liberty to place this Indenture, the other Transaction Documents and all deeds and other documents relating to this Indenture and, the other Transaction Documents in any safe deposit, safe or other receptacle selected by the Trustee, in any part of the world, or with any bank or banking company, lawyer or firm of lawyers believed by it to be of good repute, in any part of the world, and the Trustee shall not be responsible for or required to insure against any loss incurred in connection with any such deposit and the Company shall pay all properly incurred sums required to be paid on account of or in respect of any such deposits.

(k) The Trustee shall not (unless required by law or ordered to do so by a court of competent jurisdiction) be required to disclose to any Holder or any third party confidential information or other information made available to the Trustee by the Company in connection with this Indenture and the other Transaction Documents and Holders shall not be entitled to take any action to obtain from the Trustee any such information.

(l) Nothing contained in this Indenture or the Agency Agreement shall require the Trustee to do anything which may in its opinion be illegal or contrary to any law of any jurisdiction or regulation or directive of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(m) The Trustee shall have no duty to inquire and no duty to monitor as to the performance of the Company’s covenants under the Indenture. The Trustee shall not be obliged to supervise the financial performance of any parties to this Indenture or the Agency Agreement of their respective obligations under this Indenture or the Agency Agreement or any other documents related thereto and the Trustee shall be entitled to assume without enquiry, until it has written notice to the contrary, that all such persons are properly performing their duties thereunder.

(n) The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Company or any sale or transfer of all or substantially all of the assets of the Company or the form or substance of any plan relating thereto or the consequences thereof to any Holder.

(o) The Trustee shall not be required to take any steps to monitor or ascertain if an Event of Default has occurred or may occur, nor verify if the Company’s financial statements, any Officer’s Certificate or representations are accurate and shall not be responsible to Holders or any other person for any loss arising from any failure by it to do so. The Trustee shall be entitled to assume that no such event has occurred unless a Responsible Officer of the Trustee has received written notice of the occurrence of such an event.

(p) The Trustee shall not be obliged to monitor whether any event has occurred that may require any adjustment of the Conversion Price and shall assume that none has occurred until it has express notice in writing from the Company to the contrary and will not be responsible to Holders or any other person for any loss arising from any failure by it to do so or any adjustment or lack of adjustment of the Conversion Price.

Section 7.2 Rights of Trustee.

(a) The Trustee shall not be responsible for any recitals, statements, representations, warranties of any other party contained in this Indenture, the Bonds, any other Transaction Document or any document entered into in connection herewith and shall assume the accuracy and correctness thereof; nor shall the Trustee, by execution of this Indenture, be deemed to make any representation as to the validity, sufficiency or enforceability of either the whole or any part of this Indenture or the other Transaction Documents. The Trustee shall not be liable to the Company or any Holder if it has accepted as valid or has not rejected any Bonds purporting to be such and subsequently found to be forged or not authentic.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with reputable professional advisers, including legal counsel of the Trustee’s selection and the advice of such professional advisers shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder and in reliance thereon and the Company shall bear the incurred costs and expenses in connection therewith.

(c) The Trustee may, instead of acting personally, act through agents, attorneys or delegates and shall not be responsible for any liability, loss, expense, demand, cost, claim or proceedings incurred by reason of the default or negligence of any agent, attorney or delegate appointed with due care and the Trustee shall not be bound to monitor or supervise the proceedings or be responsible for the acts or omissions of any such person.

(d) The Trustee shall not be liable for any action it takes or omits to take that it believes to be authorized or within its discretion or rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient only if delivered in writing to the Trustee and signed by a duly authorized Officer of the Company. Any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(f) The Trustee shall not be deemed to have notice of any Default or Event of Default except in the manner stated in Section 7.5, and the Trustee shall have no obligation to investigate whether any Default or Event of Default has occurred.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be secured and/or indemnified and/or pre-funded, are extended to, and shall be enforceable by, the Trustee, and to each agent, custodian and other person employed to act hereunder.

(h) The Trustee and its direct or indirect affiliates may from time to time engage in business or transactional relationships with the Company and its direct or indirect affiliates, may acquire, hold or dispose of any Bond, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee. Nothing contained herein shall obligate the Trustee to account for any profits earned from such business or transactional relationships. Any Agent may do the same with like rights.

(i) The Trustee shall be under no obligation to exercise any of the rights, trusts, or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity and/or pre-funding to the Trustee’s satisfaction (at the Trustee’s sole discretion) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(j) The Trustee may, prior to taking any such action in Section 7.2(i) above, demand that there be paid to it in advance such sums as it considers (without prejudice to any further demand) sufficient to so secure and/or indemnify and/or pre-fund it to the Trustee’s satisfaction, and on such demand being made, the Company shall, subject to the provisions of this Indenture, be obliged to make payment of such sums in full.

(k) The Trustee’s immunities and protections from liability and its rights to indemnification and for security and/or pre-funding in connection with the performance of its duties under this Indenture shall extend to the Trustee’s Responsible Officers, directors and employees in the performance of their duties under this Indenture and the Agency Agreement. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Bonds.

(l) Notwithstanding anything contained in this Indenture, to the extent required by any applicable law, if the Trustee is required to make any deduction or withholding from any distribution or payment made by it under this Indenture or if the Trustee is otherwise charged to, or may become liable to, tax as a consequence of performing its duties under this Indenture, whether as a principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Indenture or the other Transaction Documents (other than in connection with its remuneration for performing its duties under this Indenture) or any investments from time to time representing the same, including any income or gains arising therefrom, or any action of the Trustee in or about the administration of the trusts of this Indenture (other than the remuneration for performing its duties under this Indenture) or otherwise, then the Trustee shall be entitled to make such deduction or withholding (as the case may be) to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee on the trusts of this Indenture.

(m) The Trustee shall not be bound to make any investigation into the facts or matters stated in this Indenture, the Agency Agreement or the Bonds or any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Bond, debenture, note, other evidence of indebtedness or other paper, document or communication relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof.

(n) The Trustee shall not at any time be responsible for making or continuously making independent appraisals of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Company.

(o) In the event the Trustee shall have received inconsistent or conflicting requests or indemnity from two (2) or more groups of Holders of the Bonds and each representing less than a majority in aggregate principal amount of the Bonds outstanding pursuant to any provisions of this Indenture, the Trustee in its sole discretion may determine what action, if any, shall be taken. The Trustee may refuse to follow any direction from the Holders that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee personal liability.

(p) The Trustee may appoint a custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Indenture and any other documents with such custodian and the Trustee shall not be responsible for, or be required to insure against, any loss, expense or liability incurred in connection with any such holding or deposit.

(q) Subject to the terms of this Indenture, the Trustee will have absolute and uncontrolled discretion as to the exercise of its powers under this Indenture and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from its exercise or non-exercise.

(r) Whenever it considers it expedient in the interests of the Holders, the Trustee may delegate to any person appointed with due care on any terms (including power to sub-delegate) all or any of the trusts, powers, authorities and discretions vested in it by this Indenture and shall, as soon as reasonably practicable thereafter, give written notice thereof to the Company. The Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the default or negligence of any delegate appointed with due care and the Trustee shall not be bound to supervise the proceedings or acts of any such person.

(s) Where it is necessary or desirable for any purpose in connection with this Indenture to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available; any rate, method and date so specified will be binding on the Company and the Holders. Any shortfall occurring as a result of such conversion shall be borne by the Company.

(t) Notwithstanding anything else herein contained, the Trustee or the Agents may refrain without liability from doing anything that would or might in its reasonable opinion be contrary to any relevant law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation.

(u) The Trustee and the Agents shall be under no duty to calculate, determine or verify the number of Shares to be issued upon conversion of the Bonds and neither the Trustee nor the Agents shall be responsible to Holders or any other person for any loss arising from any failure to do so or for any delay of the Company in making such determination or any erroneous determination by the Company.

(v) The Trustee shall not be deemed to have notice of any failure by the Company to pay the principal, premium, interest (if any) and/or any other payment obligations of the Bonds (including any payments to be made on the Maturity Date or any other Redemption Date) unless a written notice of any such failure from the Principal Paying Agent or the Company is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Bonds or this Indenture, and the Trustee shall have no obligation to investigate whether any such failure has occurred or is continuing.

(w) The Trustee may conclusively rely, and will be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact, matter or opinion stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its sole and absolute discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

Section 7.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds, and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee and nothing herein shall obligate the Trustee to account for any profits earned from any business or transactional relationship. Any Agent may do the same with like rights.

Section 7.4 Trustee’s Disclaimer.

The Trustee makes no representation as to the execution, legality, effectiveness, suitability, validity or adequacy of this Indenture, the Bonds or any documents relating to the Bonds. It shall not be accountable for the Company’s use of the proceeds from the Bonds or any money paid to the Company or upon the Company’s discretion under any provision hereof or the delivery of Certificates to the person entitled to them. In the absence of express notice to the contrary, the Trustee may assume without enquiry that no Bonds are for the time being held beneficially by or on behalf of the Company or the Principal Subsidiaries, any holding company of the Company or any Subsidiary of any such holding company. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Bonds or any other document (including, without limitation, the Offering Memorandum) in connection with the sale of the Bonds or pursuant to this Indenture.

Section 7.5 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail, at the expense of the Company, to Holders a notice of the Default or Event of Default within sixty (60) days after it is known to the Trustee, unless such Default or Event of Default shall have been cured or waived and the Trustee shall have been notified so in writing before the giving of such notice. A Default or an Event of Default shall not be considered known to the Trustee until a Responsible Officer of the Trustee shall have received actual notice thereof in writing, referencing the Bonds and this Indenture from the Company or from the Holders of at least twenty-five percent (25%) in aggregate principal amount of the then outstanding Bonds, and in the absence of such notice the Trustee may assume, without any liability in connection with such assumption, there is no Default or Event of Default.

Section 7.6 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

The Company shall unconditionally and irrevocably reimburse the Trustee upon request for all costs, charges, liabilities and expenses properly incurred by the Trustee in the performance of its functions under, and in any other manner in relation to, this Indenture and the Bonds including, but not limited to, expenses properly incurred seeking legal or financial advice to discharge its duties in accordance with the Bonds, legal and traveling expenses and any stamp, documentary or other taxes or duties paid or payable by the Trustee in connection with any action or legal proceedings brought or contemplated by the Trustee against the Company to enforce any provision of this Indenture or the Bonds. Such expenses shall include compensation and properly incurred disbursements and expenses of the Trustee’s agents, attorneys, delegates and counsel.

All payments to the Trustee in the nature of its remuneration hereunder shall be made without set-off or counterclaim, and free and clear of, and without withholding for or deduction of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or in the United States or any political subdivision thereof or by an authority thereof or therein having power to tax, unless such withholding or deduction is required by law (except such income taxes as may be imposed by the United States government or any political subdivision or taxing authority thereof or therein on payments hereunder to the Trustee whose net income may be subject to tax by the United States or withholding, if any, with respect to any such income tax). In the event that any such withholding or deduction in respect of any such payment is required by law, the Company shall pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts received by the Trustee after such withholding or deduction shall equal the amounts which would have been receivable by them had no such withholding or deduction been required.

The Company shall unconditionally and irrevocably indemnify the Trustee and each Registrar, Paying Agent, Transfer Agent and Conversion Agent, any successor Trustee, Registrar, Paying Agent, Transfer Agent and Conversion Agent and their respective directors, officers, employees, delegates, agents, nominees and custodians (the “Indemnitees”) and keep the Indemnitees indemnified, in respect of Amounts or Claims to which an Indemnitee may be or become subject or which may be paid or incurred by it or which may be made against it arising out of or in relation to or in connection with each of the Indemnitees in relation to its respective performance of duties under this Indenture (including, without limitation, (a) the execution or exercise or purported execution or exercise by an Indemnitee of any of its respective functions, trusts, powers, authorities and discretions under this Indenture or in respect of any other matter or thing done or omitted by an Indemnitee in any way relating to this Indenture or the Indemnitee’s appointment or Trustee’s appointment (b) any Agent/Delegate Liabilities and (c) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). “Amounts or Claims” are losses, liabilities, damages, costs, charges, claims, actions, demands, judgments, actions, proceedings, expenses or other liability whatsoever and “Agent/Delegate Liabilities” are Amounts or Claims which any of the Indemnitees is or would be obliged to pay or reimburse to any of its respective agents or delegates appointed pursuant to this Indenture.

The Trustee shall not be liable for any action it takes or omits to take that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

The indemnities above constitute separate and independent obligations from the other obligations in this Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by the Trustee and/or any Holder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture and/or the Bonds or any judgment or order.

The Company shall not be required to reimburse any expense or indemnify against any loss or liability incurred by the Trustee, Registrar, Paying Agent, Transfer Agent or Conversion Agent or any successor Trustee, Registrar, Paying Agent or Conversion Agent through its own gross negligence or willful misconduct.

To secure the Company’s payment obligations in this Section 7.6, the Trustee shall have a Lien with priority over the Bonds on all money or property held or collected by the Trustee, except that held in trust to pay principal and Default Interest on particular Bonds. Such Lien shall survive the satisfaction and discharge of this Indenture.

Extra remuneration: In the event of the occurrence of a Default or an Event of Default or the Trustee considering it expedient or necessary or if the Trustee is requested by the Company to undertake duties which are outside the scope of the normal duties of the Trustee under this Indenture and the other Transaction Documents, the Company shall pay or procure the payment to the Trustee of such additional remuneration as shall be agreed between them or, failing such agreement, as determined by an investment bank or a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Company (the expenses involved in such nomination and the fees of such merchant bank being payable by the Company) and the determination of any such investment bank or merchant bank shall be final and binding upon the Trustee and the Company.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4), Section 6.1(6) or Section 6.1(8) occurs, the expenses (including fees and expenses of counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

Payments of amounts due: All amounts payable pursuant to this Section 7.6 shall be payable by the Company within seven (7) days of the date of demand by the Trustee or the relevant Agent, as appropriate, and in the case of payments actually made by the Trustee or the relevant Agent, as appropriate, prior to such demand shall carry interest at the rate that is of five percent (5%) per annum over the costs to the Trustee of funding the amount paid out. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefore to the actual date of payment.

Survival of termination: The provisions of this Section 7.6 shall survive the termination of this Indenture, the removal or resignation of the Trustee or any Agent and the satisfaction and discharge of this Indenture.

Section 7.7 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7.

The Trustee may resign at any time without giving any reason and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Bonds may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.9;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

(c) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Bonds may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee may, on behalf of and at the expense of the Company, appoint a successor Trustee or the retiring Trustee, the Company, or the Holders of a majority in aggregate principal amount of the then outstanding Bonds, may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall qualify under Section 7.9. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee within five (5) Business Days after the date on which the resignation or removal of the retiring Trustee becomes effective, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6. Within five (5) Business Days after the resignation or removal of the retiring Trustee, the Company shall notify Holders of the replacement of the Trustee and the name and location of the successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 hereof shall continue for the benefit of the retiring Trustee.

Section 7.8 Successor Trustee by Merger, etc.

Any corporation into which the Trustee for the time being may be merged or converted, any corporation with which the Trustee may be consolidated, amalgamated or any corporation resulting from any merger, amalgamation, conversion or consolidation to which the Trustee shall be a party, any corporation to which the Trustee shall sell or otherwise transfer all or substantially all of its assets or any corporation to which the Trustee shall transfer all or substantially all of its corporate trust business, shall, to the extent permitted by applicable law, be the relevant successor Trustee under this Indenture without the execution or delivery of any papers or any further action on the part of the parties hereto whereupon the Company, the Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an instrument in the form mutatis mutandis of this Indenture. Notice of any such merger, amalgamation, conversion, consolidation, sale or transfer shall forthwith be given by the Trustee to the Company and the Agents and, as soon as practicable, to the Holders in accordance with Section 11.1.

Section 7.9 Eligibility; Disqualification; Conflicts of Interests.

There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, state or District of Columbia supervising or examining authority within the United States of America, then for the purposes of this Section 7.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.9, it shall resign in the manner and with the effect specified in this ARTICLE VII.

Section 7.10 No Obligation of the Trustee.

(a) The Trustee shall have no responsibility or obligation to any beneficial owner of the Global Certificate or a participant in Euroclear or Clearstream or other Person with respect to the accuracy of the records of Euroclear or Clearstream or their respective nominees or of any participant, with respect to any ownership interest in the Bonds or with respect to the delivery to any participant, member, beneficial owner or other Person (other than Euroclear, Clearstream or a Holder) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Bonds. All notices and communications to be given to the Holders of the Bonds pursuant to the terms hereof shall be deemed to have been given on the date of delivery to Euroclear and Clearstream (in the case of the Global Certificate). The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by Euroclear or Clearstream with respect to their members, participants and any beneficial owners.

(b) The Trustee and the Agents shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Bond (including any transfers between or among the participants or members of Euroclear or Clearstream or beneficial owners in the Global Certificate).

Section 7.11 Force Majeure.

In no event shall the Trustee, any Registrar, any Paying Agent and any Conversion Agent, any predecessor Trustee, Registrar, Paying Agent, Transfer Agent and Conversion Agent and their respective agents be liable for any failure or delay in the performance of its obligations hereunder arising out of or caused directly or indirectly by circumstances beyond the control of such entity, including without limitation, existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system.

Section 7.12 Waiver of Conflicts

The Company hereby irrevocably waives, in favor of the Trustee, any conflict of interest which may arise by virtue of the Trustee acting in various capacities under this Indenture or for other customers of the Trustee. The Company acknowledges that the Trustee and its affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of acting as Trustee hereunder, that the Trustee may not be entitled to share with the Company. Consistent with its long-standing policy to hold in confidence the affairs of its customers, the Trustee will not disclose confidential information obtained from the Company (without its consent) to any of the Trustee’s other customers nor will it use on the Company’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, the Company agrees that the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of this Indenture.

Section 7.13 Information Sharing

The Trustee and the Agents will treat information relating to or provided by the Company as confidential, but (unless consent is prohibited by law) the Company consents to the processing, transfer and disclosure by the Trustee and the Agents of any information relating to or provided by the Company to and between branches, subsidiaries, representative offices, directors, employees, professional advisers, affiliates and agents of the Trustee and the Agents and third parties (including service providers) selected by any of them, wherever situated (the “Authorised Recipients”), for confidential use (including without limitation in connection with the provision of any service and for data processing, statistical and risk analysis purposes and for compliance with applicable law).  The Trustee, the Agents and any Authorised Recipients may transfer and disclose any such information as is required or requested by, or to, any court, legal process, applicable law or authority including any auditor of the Company and including any payor or payee as required by applicable law.  The Company (a) acknowledges that the transfers permitted by this Section 7.13 may include transfers to jurisdictions which do not have strict data protection or data privacy laws; and (b) to the extent it has provided any information regarding third parties to the Trustee and the Agents, the Company shall provide any necessary information to, and obtain any necessary consents from, such third parties to allow any transfer, disclosure and use of such information by the Trustee and the Agents. In the event such information is transferred to jurisdictions which do not have strict data protection or data privacy laws, each of the Trustee and the Agents undertakes to the Company that it will protect such information of the Company in the same manner it protects its own confidential information of a similar nature, which shall be at least a reasonable standard of care.

ARTICLE VIII
AMENDMENTS

Section 8.1 Without Consent of Holders.

Each of the Company and the Trustee may amend or supplement this Indenture and the Bonds without the consent of any Holder but with an Officer’s Certificate and an Opinion of Counsel:

(a) to cure any ambiguity, defect or inconsistency, to make modification of a formal, minor or technical nature or to correct manifest error or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such amendment does not materially adversely affect the rights of any Holder;

(b) to provide for the assumption of the Company’s obligations to Holders in the case of a Merger;

(c) to make any change that does not materially adversely affect the rights under this Indenture or the Bonds of any such Holder;

(d) to make any change necessary to comply with the mandatory provisions of applicable laws and regulations;

(e) to evidence and provide for the acceptance of the appointment of a successor Trustee; and

(f) to add to the covenants or obligations of the Company under this Indenture or decrease the Conversion Price for conversion of the Bonds into Shares at the discretion of the Company or surrender any right, power or option conferred by this Indenture on the Company;

provided that the Company shall notify Euroclear and Clearstream of any changes to the right of Holders to convert their Bonds into Shares as set forth in ARTICLE IX no later than thirty (30) days prior to the effectiveness of such change.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such Supplemental Indenture and upon receipt by the Trustee of the documents described in Section 8.5 hereof, the Trustee shall join with the Company in the execution of any Supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Supplemental Indenture which affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

Whenever in the Offering Memorandum, the Indenture, the Agency Agreement or by law, the Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Holders and need not exercise the same unless it has been indemnified and/or provided with security and/or pre-funded to its satisfaction against all actions, proceedings, claims or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing.

Section 8.2 With Consent of Holders.

Except as provided below in this Section 8.2, modifications and amendments of this Indenture and the Bonds may be made pursuant to a written agreement by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Bonds or by majority approval at a meeting of the Bondholders by Persons entitled to vote at least a majority in aggregate principal amount of the then outstanding Bonds (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Bonds) and waive an existing Default or Event of Default and its consequence or compliance in a particular instance by the Company with any provision of this Indenture or the Bonds, provided however that no modification, amendment or waiver under this Section may be made without the written consent of not less than seventy-five percent (75%) of the aggregate principal amount of Bonds outstanding to:

(a) change the Maturity Date of the principal of any Bond or modify the due date for any payment in respect of the Bonds (including, without limitation, the dates on which interest is payable in respect of the Bonds);

(b) reduce the principal and repurchase and redemption price of, any Bond or increase the Conversion Price (as adjusted in accordance with the provisions of this Indenture);

(c) change the place or currency of payment and repurchase and redemption price of any Bond or the method of calculating any such payment;

(d) impair the right to institute suit for the enforcement of any payment on or after the Maturity Date (or in case of a redemption or repurchase, on or after the Redemption Date or Put Date, as the case may be) of any Bond;

(e) alter the obligations of the Company pursuant to Section 4.6 and Section 5.1;

(f) modify, cancel or adversely affect the Conversion Right or Holder’s Put Right or Delisting Put Right or Change of Control Put Right;

(g) reduce the percentage of outstanding Bonds the consent of whose Holders is necessary to modify or amend this Indenture;

(h) reduce the percentage or aggregate principal of outstanding Bonds the consent of whose Holders is necessary for a waiver of compliance with certain provisions of this Indenture or for waiver of a Default or Event of Default in the payment of principal of or Default Interest or Additional Amounts, if any, on the Bonds (except a rescission of acceleration of the Bonds by the Holders of at least a majority in aggregate principal amount of the Bonds and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of all Holders;

(i) modify any of the percentage voting and quorum provisions of this Section 8.2; or

(j) release the Company from any obligation under this Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provision relating to such release.

Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.5 hereof, the Trustee shall join with the Company in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section 8.2 becomes effective, the Company shall mail to the Holders of each Bond affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture or waiver. In addition, the Company shall notify Euroclear and Clearstream of any changes to the right of Holders to convert their Bonds into Shares as set forth in ARTICLE IX no later than thirty (30) days prior to the effectiveness of such change.

Section 8.3 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Bond is a continuing consent by the Holder and every subsequent Holder of a Bond or portion of a Bond that evidences the same debt as the consenting Holder’s Bond, even if notation of the consent is not made on any Bond; provided however that any such Holder or subsequent Holder may revoke the consent as to his or her Bond if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at the later of (a) thirty (30) days before the first solicitation of such consent, (b) the date of the most recent list of Holders furnished to the Trustee before such solicitation pursuant to Section 2.5, or (c) such other date as the Company shall designate; provided that the Company shall give Euroclear and Clearstream notice of such record date no fewer than fifteen (15) calendar days in advance of such record date.

Section 8.4 Notation on or Exchange of Bonds.

The Trustee may place an appropriate notation about an amendment or waiver on any Bond thereafter authenticated. The Company in exchange for all Bonds may issue and the Trustee shall, upon receipt of an Officer’s Certificate directing it to do so, authenticate new Bonds that reflect the amendment or waiver.

Failure to make the appropriate notation or issue a new Bond shall not affect the validity and effect of such amendment or waiver.

Section 8.5 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or Supplemental Indenture authorized pursuant to this ARTICLE VIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or Supplemental Indenture, the Trustee shall be entitled to receive, and, subject to Section 7.1, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such amendment or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid, and binding and enforceable against the Company in accordance with its terms. The Company shall not sign an amendment or Supplemental Indenture until the Board of Directors approves such amendment or supplemental indenture.

Section 8.6 Effect of Supplemental Indentures.

Upon the execution of a Supplemental Indenture under this ARTICLE VIII, this Indenture shall be modified in accordance with the terms of the Supplemental Indenture and such Supplemental Indenture shall form a part of this Indenture for all purposes. All Holders of Bonds (and persons holding a beneficial interest therein) delivered before or after the date of the Supplemental Indenture shall be bound thereby if such Bonds remain outstanding after the date of the Supplemental Indenture.

ARTICLE IX
CONVERSION

Section 9.1 Right to Convert.

(a) Subject as hereinafter provided, each Holder will have the right (the “Conversion Right”) during the Conversion Period to convert its Bonds (being US$200,000 in principal amount or an integral multiple thereof), at the option of such converting Holder, in accordance with Section 9.2, provided however that the Conversion Period shall not include any Book Closure Period. Upon the conditions referred to in Section 9.2 being fulfilled, the relevant Conversion Agent shall as soon as practicable but in any event within one (1) Business Day notify the Company and the Principal Paying Agent (unless the Conversion Agent receiving such Conversion Notice is itself the Principal Paying Agent) in substantially the form set out in Exhibit D. Upon notification from the Conversion Agent, the Principal Paying Agent shall instruct the Registrar to remove the name of the relevant Holder from the Bonds Register and reduce the principal amount of Bonds recorded in the Bonds Register, as of the relevant Conversion Date. “Book Closure Period” refers to any period or a day during which, under the bylaws of the Company, the Company shall close its stock transfer books, which period or a day currently includes (i) for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, (A) a record date which is not less than ten (10) nor more than sixty (60) days prior to such meeting, or (B) for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting, or (C) in the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed, or (ii) for the purpose of determining stockholders entitled to receive payment of any dividend rights or other benefits or in any rights offering, (A) a record date which is not more than sixty (60) days prior to the payment date of such dividend or distribution or allocation of such shares or other benefits, or (B) for a period of not more than sixty (60) days prior to the payment date of such dividend or to the distribution day or allocation day of such shares or other benefits, or (C) in the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend, distributing or allocating of such shares or other benefits shall be the record date. The Company shall procure that the Holders (and other applicable parties), the Trustee and the Conversion Agent are given at least seven (7) Business Days prior written notice of any Book Closure Period in accordance with the provisions of this Indenture.

(b) The conversion date in respect of a Bond (the “Conversion Date”) will be the first Business Day following deposit of the related Conversion Notice with a Conversion Agent which does not fall within the Book Closure Period. All Conversions of the Bonds will be subject to applicable French and United States laws and regulations.

(c) The Company shall if so required in the relevant Conversion Notice, mail (at the risk, and, if sent at the request of the holder otherwise than by ordinary mail, at the expense, of such holder) the relevant notice(s) confirming such transfer to the Holder within ten (10) Trading Days after the relevant Conversion Date, together with any cash required to be delivered, and such assignments and other documents (if any) as may be required by law to effect the transfer thereof. No share certificates will be issued to the converting Holder(s) for so long as the Shares are deposited with the depositary designated by the Euronext Paris for the purposes of listing and trading in the Conversion Shares.

(d) The number of Shares to be issued upon conversion will be determined by dividing the aggregate principal amount of all the Bonds to be converted by such Holder by the Conversion Price in effect on the Conversion Date. Fractions of Shares will not be delivered on conversion and will be settled by payment in cash to the relevant securities trading account of the Holder or its designated nominee in accordance with Section 9.3.

(e) A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents to such withdrawal in writing.

(f) The right to convert the Bonds shall terminate at the close of business on the seven (7th) Business Day preceding each Redemption Date.

(g) The Conversion Price shall be adjusted in accordance with Section 9.5 and Section 9.6.

(h) The Trustee and the Agents shall be under no duty to calculate, determine or verify the number of Shares to be issued upon conversion of the Bonds or verify the Company’s determination of such number of Shares or method used or to be used in such determination and neither the Trustee nor any Agents shall be responsible to Holders or any other person for any loss arising from any failure to do so or for any delay of the Company in making such determination or any erroneous determination by the Company.

(i) Notwithstanding the provisions of ARTICLE III, if (a) the Company shall default in making payment in full in respect of any Bond which shall have been called or put for redemption or repurchase on the date fixed for redemption or repurchase thereof, (b) any Bond has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events referred to in Section 6.1 or (c) any Bond is not redeemed on the Maturity Date in accordance with Section 3.7, the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Definitive Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of monies payable in respect of such Bond has been duly received by the Principal Paying Agent or the Trustee, notice of such receipt has been duly given to the Holders and, notwithstanding the provisions of ARTICLE III, any Bond in respect of which a Definitive Certificate and Conversion Notice has been deposited for conversion prior to such date shall be converted on the relevant Conversion Date notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Paying Agent or the Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

Section 9.2 Exercise of Conversion Privilege.

In order to effect a conversion, each Holder must complete, execute and deliver at such Holder’s expense during the Conversion Period at the office of any Conversion Agent a Conversion Notice, on any Business Day between 9:00 am and 3:00 pm local time in the place of the Conversion Agent (notices received after this time are deemed to be delivered on the following Business Day) in the form then obtainable from the office of any Conversion Agent, together, in duplicate, with the Bonds to be converted, and any certificates and other documents as may be required by this Indenture or under applicable law and confirmation of payment of any taxes, costs, expenses or other payments required to be paid by the Holder pursuant to the terms of this Indenture. The Conversion Notice shall contain, inter alia, an appointment of a local agent by such converting Holder and the name and address of such local agent. The Conversion Notice shall be deemed to have been duly delivered (i) upon receipt when sent via first-class mail or overnight courier, postage prepaid, or international express courier service, (ii) on the date personally delivered to an authorized officer of the Conversion Agent, (iii) on the date transmitted by legible facsimile transmission with a confirmation of receipt or (iv) when sent by email, email will be deemed received at the time and date of transmission shown on the saved sent copy, provided that the receipt by the Conversion Agent shall not be deemed to occur if the converting Holder receives an automated message indicating that the email has not been delivered to the Conversion Agent. Neither the Trustee nor any Agent shall be bound to supervise the proceedings or acts of, and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by any such local agent appointed by such converting Holders. Holders who deposit a Conversion Notice during a Book Closure Period will not be permitted to convert their Bonds until the Business Day following the last day of the Book Closure Period which (if all other conditions to conversion have been fulfilled) will be the Conversion Date for such Bonds. Such Holders will not be allowed to be registered as holders of the Shares until the relevant Conversion Date. The price at which such Bonds will be converted will be the Conversion Price in effect on the Conversion Date.

The date on which any Bond and the Conversion Notice (in duplicate) relating thereto, together with any certificates and other documents as may be required under applicable law, are deposited with a Conversion Agent and the payments, if any, required to be paid by the Holder are made is hereinafter referred to as the “Deposit Date”.

The Company will deem the person designated in the Conversion Notice as the person in whose name the Shares to be issued upon such conversion are to be registered as the holder of record of the number of Shares (disregarding any retroactive adjustment of the Conversion Price referred to below prior to the time such retroactive adjustment shall have become effective), and at such time the rights of such converting Holder as a Holder with respect to the Bonds deposited for conversion shall cease.

On the Conversion Date, the Company will deem the converting Holder (or its designee) to be the holder of record of the number of Shares to be issued upon conversion of such Bonds and, subject to any applicable limitations then imposed by the applicable French, United States and Singapore laws and regulations according to the request made in the relevant Conversion Notice, procure that, as soon as practicable, and in any event within five (5) Trading Days after the Conversion Date (subject to the converting Holder providing the required documents and information for opening a trading account, if necessary), the Shares are credited upon conversion to the Euronext Paris-approved securities trading account or, if the Shares are no longer listed or traded on the Euronext Paris, registered as such in the Company’s register of stockholders (the date thereof, the “Registration Date”). The converting Holder (or its designee) should be registered on the share register and there shall be delivered to the local agent appointed by the converting Holder, a certificate or certificates for the relevant Shares, registered in the name specified for that purpose in the relevant Conversion Notice or by book-entry, together with any other property or cash required to be delivered upon conversion and such assignments, if any, and other documents (if any) as may be required by applicable law to effect the delivery thereof.

With effect from, and including, the Conversion Date, the converting Holder shall, as between it and the Company, be entitled to exercise all rights in respect of the Shares upon conversion for which shall rank in all respects pari passu with the Shares of the Company outstanding on the relevant Registration Date and receive all income or other assets arising out of the Shares (except where such rights, income or other assets accrue by reference to a record date which precedes the relevant Registration Date).

If the Conversion Date in relation to any Bond shall be after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Price pursuant to Section 9.5, but before the relevant adjustment becomes effective under the relevant Section, the Company shall procure (in respect of such Bond and upon the relevant adjustment becoming effective) the delivery to the converting Holder (subject to applicable exchange control or other laws or other regulations), of such additional number of Conversion Shares which, when aggregated with the Conversion Shares delivered or to be delivered on conversion of the relevant Bond, would be equal to the number of Conversion Shares which would have been required to be delivered on conversion of such Bond if the relevant adjustment to the Conversion Price had been effected on the Conversion Date.

The converting Holder shall be entitled to any dividend distributions of the Company if the Conversion Date falls on a date during the period from January 1 to the fifteen (15) Trading Days (exclusive) prior to the record date for determination of stockholders entitled to receipt of dividends.

(a) Each Conversion Notice and each fax or email sent in respect of a Conversion Notice pursuant to the foregoing provisions of this Section 9.2 by any Conversion Agent shall indicate the identification code designated below for that Conversion Agent, and shall bear the lowest number previously unused by that Conversion Agent in the sequence of whole numerals starting from one (1) and continuing in uninterrupted sequence upwards, for identification. All confirmatory or subsequent communications (regardless of the identity of the sender or the recipient thereof) with regard to the conversion, receipt, delivery and/or payment of shares and/or any other Bonds, property and cash relating to such Conversion Notice shall bear the same identifying certificate number as well as the identification code of the Conversion Agent.

The identification code of the Conversion Agent shall be as follows:

  “CITILDN”

Thus, by way of example, the reference to be used for the fifth Conversion Notice sent to the Company by Citibank, N.A., London Branch as Conversion Agent, and for each letter relating thereto would include the code and identifying certificate number “CITILDN/005.”

(b) In case any Bond of a denomination greater than US$200,000 shall be surrendered for partial conversion, and subject to ARTICLE II, the Company shall execute and the Trustee shall, upon receipt of an Officer’s Certificate directing it to do so, authenticate and deliver to or upon the written order of the Holder so surrendered, without charge to the Holder, new Bonds in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Bond.

(c) In the event that the applicable French and United States laws or regulations should be amended, modified or revised after the date hereof, the procedures set forth in Section 9.1 and Section 9.2 shall be so adjusted to comply with such French and United States law or regulations.

Section 9.3 No Fractional Shares.

The Company will not issue certificates for Shares that constitute fractions of a Share upon conversion of Bonds. If more than one (1) Bond shall be surrendered for conversion at one time by the same Holder, the number of full Shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Bonds (or specified portions thereof to the extent permitted hereby) so surrendered. If the Shares are combined or consolidated at any time on or after the date hereof into a smaller number of Shares, fractional shares will not be delivered on conversion. The Issuer will settle amounts representing such fractional share entitlements in cash, net of remittance fees, rounding to one (1) U.S. dollar with US$0.50 being rounded upwards, provided that such sum exceeds US$10.00, by transfer to the registered account of the relevant Holder in accordance with Section 4.1 .

Section 9.4 Conversion Price.

The Conversion Price shall initially be US$ 13.30 per Share, subject to adjustment as provided in this ARTICLE IX provided however that Conversion Price shall not be less than the par value of a Share.

Section 9.5 Adjustment of Conversion Price.

The Conversion Price shall be subject to adjustment, to the nearest US$0.01, (“Antidilution Adjustment”), from time to time in the circumstances described as follows:

(i) Division, Consolidation and Reclassification of Shares:

(1) Adjustment: If the Company shall (a) divide its outstanding Shares, (b) consolidate its outstanding Shares into a smaller number of Shares, or (c) re-classify any of its Shares into other securities of the Company, then the Conversion Price shall be appropriately adjusted so that the holder of any Bond, the Conversion Date in respect of which occurs after the coming into effect of the adjustment described in this Section 9.5(i), shall be entitled to receive the number of Shares and/or other securities of the Company which he would have held or have been entitled to receive after the happening of any of the events described above had such Bond been converted immediately prior to the happening of such event (or, if the Company has fixed a prior record date for the determination of stockholders entitled to receive any such issue of Shares or other securities upon any such division, consolidation or re-classification, immediately prior to such record date), but without prejudice to the effect of any other adjustment to the Conversion Price made with effect from the date of the happening of such event (or such record date) or any time thereafter.

(2) Effective Date of Adjustment: An adjustment made pursuant to Section 9.5(i) shall become effective immediately on the relevant event referred to above becoming effective or, if a record date is fixed therefor, immediately after such record date.

(ii) Free Distribution of Shares, Bonus Issue and Declaration of Dividend in Shares:

(1) Adjustment: If the Company shall, without requiring consideration, (a) make a free distribution of Shares to its stockholders, (b) make a bonus issue of its Shares to its stockholders, or (c) declare a stock dividend in Shares, then the Conversion Price in effect on the date when such free distribution, bonus issue of Shares and/or stock dividend in Shares is declared (or, if the Company has fixed a record date for the determination of stockholders entitled to receive such dividend and/or distribution, on such record date) shall be adjusted in accordance with the following formula:

where:

NCP	= the Conversion Price after such adjustment.

OCP	= the Conversion Price before such adjustment.

N	= the number of Shares outstanding (having regard to Section 9.5(xv)) at the time of such declaration of such distribution, issue, or dividend (or at the close of business in Paris on the record date as the case may be).

n	= the number of Shares to be distributed to the stockholders as a distribution, issue, or dividend.

(2) Effective Date of Adjustment: An adjustment made pursuant to Section 9.5(ii)(1) above shall become effective immediately on the relevant event referred to above becoming effective or, if a record date is fixed therefor, immediately after such record date; provided that in the case of a dividend in Shares and/or free distribution or bonus issue of Shares which must, under applicable laws of the State of Nevada, be submitted for approval to a meeting of the stockholders of the Company or be approved by a meeting of the Board of Directors of the Company before being legally paid or made, and which is so approved after the record date fixed for the determination of stockholders entitled to receive such dividend and/or distribution, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date. Any such adjustment shall be without prejudice to the effect of any other adjustment to the Conversion Price made with effect from the date of the happening of such event (or such record date) or any time thereafter.

(iii) Concurrent Adjustment Events: If the Company shall declare a dividend in, or make a free distribution or bonus issue of, Shares which dividend, issue or distribution is to be paid or made to stockholders as of a record date which is also:

(1) the record date for the issue of any rights or warrants or options which requires an adjustment of the Conversion Price pursuant to Section 9.5(iv), Section 9.5(v) or Section 9.5(vi);

(2) the day immediately before the date of issue of any securities convertible into or exchangeable for Shares which requires an adjustment of the Conversion Price pursuant to Section 9.5(viii);

(3) the day immediately before the date of issue of any Shares which requires an adjustment of the Conversion Price pursuant to Section 9.5(ix) or, if applicable, the record date for determination of stock dividend entitlement as referred to in Section 9.5(ix);

(4) the day immediately before the date of issue of any rights, options or warrants which requires an adjustment of the Conversion Price pursuant to Section 9.5(x); or

(5) determined by the Company and notified by the Company to the Trustee to be the relevant date for an event or circumstance which requires an adjustment to the Conversion Price pursuant to Section 9.5(xi), then (except where such dividend, bonus issue or free distribution gives rise to a retroactive adjustment of the Conversion Price under Section 9.5(i) or Section 9.5(ii)) no adjustment of the Conversion Price in respect of such dividend, bonus issue or free distribution shall be made under this Section 9.5(iii), but in lieu thereof an adjustment shall be made under Section 9.5(iv), Section 9.5(v), Section 9.5(vi), Section 9.5(viii), Section 9.5(ix), Section 9.5(x) or Section 9.5(xi) (as the case may require) by including in the denominator of the fraction described therein the aggregate number of Shares to be issued pursuant to such dividend, bonus issue or free distribution.

(iv) Rights Issues to Stockholders:

(1) Adjustment: If the Company shall, through public offering or private placement, grant, issue or offer to the holders of Shares rights entitling them to subscribe for or purchase Shares:

(a) at a consideration per Share receivable by the Company (determined as provided in Section 9.5(xiv)) which is fixed on or prior to the record date mentioned below and is less than the Current Market Price per Share at such record date; or

(b) at a consideration per Share receivable by the Company which is fixed after the record date mentioned below and is less than the Current Market Price per Share on the date the Company fixes the said consideration, then the Conversion Price in effect (in a case within (a) above) on the record date for the determination of stockholders entitled to receive such rights or (in a case within (b) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

where:

NCP	= the Conversion Price after such adjustment.

OCP	= the Conversion Price before such adjustment.

N	= the number of Shares outstanding (having regard to Section 9.5(xv)) at the close of business in Paris (in a case within (a) above) on such record date or (in a case within (b) above) on the date the Company fixes the said consideration.

n	= the number of Shares initially to be issued upon exercise of such rights at the said consideration being (aa) the number of Shares which underwriters have agreed to underwrite as referred to below or, as the case may be, (bb) the number of Shares for which applications are received from stockholders as referred to below save to the extent already adjusted for under (aa).

v	= the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Section 9.5(xiv)) would purchase at CMP.

CMP	= the Current Market Price per Share on the record date or on the date the Company fixes the said consideration (if applicable) for the determination of stockholders entitled to receive such distribution.

(2) Effective Date of Adjustment: Subject as provided below, such adjustment shall become effective immediately after the latest date for the submission of applications for such Shares by stockholders entitled to the same pursuant to such rights or (if later) immediately after the Company fixes the said consideration but retroactively to immediately after the record date mentioned above.

(3) Rights not taken up by Stockholders: If, in connection with a grant, issue or offer to the holders of Shares of rights entitling them to subscribe for or purchase Shares, any Shares which are not subscribed for or purchased by the persons entitled thereto are underwritten by other persons prior to the latest date for the submission of applications for such Shares, an adjustment shall be made to the Conversion Price in accordance with the above provisions which shall become effective immediately after the date the underwriters agree to underwrite the same or (if later) immediately after the Company fixes the said consideration but retroactively to immediately after the record date mentioned above.

If, in connection with a grant, issue or offer to the holders of Shares of rights entitling them to subscribe for or purchase Shares, any such Shares which are not subscribed for or purchased by the underwriters who have agreed to underwrite as referred to above or by the stockholders entitled thereto (or persons to whom stockholders have transferred such rights) who have submitted applications for such Shares as referred to above are offered to and/or subscribed by others, no further adjustment shall be made to the Conversion Price by reason of such offer and/or subscription.

(v) Warrants or Options Issued to Stockholders:

(1) Adjustment: If the Company shall, through public offering or private placement, grant, issue or offer to the holders of Shares warrants or options entitling them to subscribe for or purchase Shares:

(a) at a consideration per Share receivable by the Company (determined as provided in Section 9.5(xiv)) which is fixed on or prior to the record date for the determination of stockholders entitled to receive such warrants or options and is less than the Current Market Price per Share at such record date; or

(b) at a consideration per Share receivable by the Company which is fixed after the record date mentioned above and is less than the Current Market Price per Share on the date the Company fixes the said consideration, then the Conversion Price in effect (in a case within (a) above) on the record date for the determination of stockholders entitled to receive such warrants or options or (in a case within (b) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

where:

NCP and OCP have the meanings ascribed thereto in Section 9.5(iv).

N	= the number of Shares outstanding (having regard to Section 9.5(xv)) at the close of business in Paris (in a case within (a) above) on such record date or (in a case within (b) above) on the date the Company fixes the said consideration.

n	= the number of Shares to be issued upon exercise of such warrants or options at the said consideration which, where no applications by stockholders entitled to such warrants or options are required, shall be based on the number of warrants or options issued. Where applications by stockholders entitled to such warrants or options are required, the number of such Shares shall be calculated based upon (aa) the number of warrants or options which underwriters have agreed to underwrite as referred to below or, as the case may be, (bb) the number of warrants or options for which applications are received from stockholders as referred to below save to the extent already adjusted for under (aa).

v	= the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Section 9.5(xiv)) would purchase at CMP (as defined in Section 9.5(iv)).

(2) Effective Date of Adjustment: Subject as provided below, such adjustment shall become effective (i) where no applications for such warrants or options are required from stockholders entitled to the same, upon their issue and (ii) where applications by stockholders entitled to the same are required as aforesaid, immediately after the latest date for the submission of such applications or (if later) immediately after the Company fixes the said consideration but in all cases retroactively to immediately after the record date mentioned above.

(3) Warrants or Options not Subscribed for by Stockholders: If, in connection with a grant, issue or offer to the holders of Shares of warrants or options entitling them to subscribe for or purchase Shares in the circumstances described in (a) and (b) of Section 9.5(v)(1), any warrants or options which are not subscribed for or purchased by the stockholders entitled thereto are underwritten by others prior to the latest date for the submission of applications for such warrants or options, an adjustment shall be made to the Conversion Price in accordance with the above provisions which shall become effective immediately after the date the underwriters agree to underwrite the same or (if later) immediately after the Company fixes the said consideration but retroactively to immediately after the record date mentioned above.

If, in connection with a grant, issue or offer to the holders of Shares of warrants or options entitling them to subscribe for or purchase Shares, any warrants or options which are not subscribed for or purchased by the underwriters who have agreed to underwrite as referred to above or by the stockholders entitled thereto (or persons to whom stockholders have transferred the right to purchase such warrants or options) who have submitted applications for such warrants or options as referred to above are offered to and/or subscribed by others, no further adjustment shall be made to the Conversion Price by reason of such offer and/or subscription.

(vi) Issues of Rights or Warrants or Options for Equity Related Securities to Stockholders:

(1) Adjustment: If the Company shall, through public offering or private placement, grant, issue or offer to the holders of Shares rights or warrants or options entitling them to subscribe for or purchase any securities convertible into or exchangeable for Shares:

(a) at a consideration per Share receivable by the Company (determined as provided in Section 9.5(xiv)) which is fixed on or prior to the record date mentioned below and is less than the Current Market Price per Share at such record date; or

(b) at a consideration per Share receivable by the Company (determined as aforesaid) which is fixed after the record date mentioned below and is less than the Current Market Price per Share on the date the Company fixes the said consideration, then the Conversion Price in effect (in a case within (a) above) on the record date for the determination of stockholders entitled to receive such rights or warrants or options or (in a case within (b) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

where:

NCP and OCP have the meanings ascribed thereto in Section 9.5(iv).

N	= the number of Shares outstanding (having regard to Section 9.5(xv)) at the close of business in Paris (in a case within (a) above) on such record date or (in a case within (b) above) on the date the Company fixes the said consideration.

n	= the number of Shares initially to be issued upon exercise of such rights or warrants or options and conversion or exchange of such convertible or exchangeable securities at the said consideration being, in the case of rights, (aa) the number of Shares initially to be issued upon conversion or exchange of the number of such convertible or exchangeable securities which the underwriters have agreed to underwrite as referred to below or, as the case may be, (bb) the number of Shares initially to be issued upon conversion or exchange of the number of such convertible or exchangeable securities for which applications are received from stockholders as referred to below save to the extent already adjusted for under (aa) and which, in the case of warrants or options, where no applications by stockholders entitled to such warrants or options are required, shall be based on the number of warrants or options issued. Where applications by stockholders entitled to such warrants or options are required, the number of such Shares shall be calculated based upon (aa) the number of warrants or options which underwriters have agreed to underwrite as referred to below or, as the case may be, (bb) the number of warrants or options for which applications are received from stockholders as referred to below save to the extent already adjusted for under (aa).

v	= the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Section 9.5(xiv)) would purchase at CMP (as defined in Section 9.5(iv)).

(2) Effective Date of Adjustment: Subject as provided below, such adjustment shall become effective (a) where no applications for such warrants or options are required from stockholders entitled to the same, upon their issue and (b) where applications by stockholders entitled to the warrants or options are required as aforesaid and in the case of convertible or exchangeable securities by stockholders entitled to the same pursuant to such rights, immediately after the latest date for the submission of such applications or (if later) immediately after the Company fixes the said consideration; but in all cases retroactively to immediately after the record date mentioned above.

(3) Rights, Warrants or Options not Taken Up by Stockholders: If, in connection with a grant, issue or offer to the holders of Shares of rights or warrants or options entitling them to subscribe for or purchase securities convertible into or exchangeable for Shares in the circumstances described in this Section 9.5(vi), any convertible or exchangeable securities or warrants or options which are not subscribed for or purchased by the stockholders entitled thereto are underwritten by others prior to the latest date for the submission of applications for such convertible or exchangeable securities or warrants or options, an adjustment shall be made to the Conversion Price in accordance with the above provisions which shall become effective immediately after the date the underwriters agree to underwrite the same or (if later) immediately after the Company fixes the said consideration but retroactively to immediately after the record date mentioned above.

If, in connection with a grant, issue or offer to the holders of Shares or rights or warrants or options entitling them to subscribe for or purchase securities convertible into or exchangeable for Shares, any convertible or exchangeable securities or warrants or options which are not subscribed for or purchased by the underwriters who have agreed to underwrite as referred to above or by the stockholders entitled thereto (or persons to whom stockholders have transferred such rights or the right to purchase such warrants or options) who have submitted applications for such convertible or exchangeable securities or warrants or options as referred to above are offered to and/or subscribed by others, no further adjustment shall be made to the Conversion Price by reason of such offer and/or subscription.

(vii) Other Distributions to Stockholders:

(1) Adjustment: If the Company shall (x) distribute to the holders of Shares evidence of its indebtedness, or shares of capital stock of the Company (other than Shares), assets, cash (other than interim and annual dividends in cash) or rights or warrants or options to subscribe for or purchase Shares or securities (excluding those rights and warrants or options referred to in Section 9.5(iv), Section 9.5(v) and Section 9.5(vi) above), or (y) distribute cash dividend to the holders of the Shares (“Capital Distribution”); then the Conversion Price in effect on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted in accordance with the following formulas:

In the case of (x) above:

and

In the case of (y) above:

where:

CMP, NCP and OCP have the meanings ascribed thereto in Section 9.5(iv).

fmv	= the fair market value (as determined by the Company or, if pursuant to applicable law of the State of Nevada such determination is to be made by application to a court of competent jurisdiction, as determined by such court or by an appraiser appointed by such court) of the portion of the evidences of indebtedness, equity share capital shares of capital stock, assets, rights or warrants or options so distributed applicable to one (1) Share less any consideration payable for the same by the relevant stockholder.

C	= the amount of cash dividend distributed per one (1) Share.

In making a determination of the fair market value of any such evidences of indebtedness, shares of capital stock, assets, rights or warrants or options, the Company shall consult the Qualified Financial Institution and shall take fully into account the advice received from such Qualified Financial Institution.

If such dividend or distribution is not paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been paid or made.

For the avoidance of doubt, no adjustment to the Conversion Price under this Section 9.5 will be required for any cash paid to the Company’s stockholders in a repurchase of Shares on the open market for the purpose of holding such Shares in treasury.

(2) Effective Date of Adjustment: Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, provided that (a) in the case of such a distribution which must, under applicable law of the State of Nevada, be submitted for approval to a meeting of the stockholders or be approved by a meeting of the Board of Directors of the Company before such distribution may legally be made and is so approved after the record date fixed for the determination of stockholders entitled to receive such distribution, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date and (b) if the fair market value of the evidences of indebtedness, shares of capital stock, assets, rights or warrants or options so distributed cannot be determined until after the record date fixed for the determination of stockholders entitled to receive such distribution, such adjustment shall, immediately upon such fair market value being determined, become effective retroactively to immediately after such record date.

(viii) Issue of Convertible or Exchangeable Securities Other Than to Stockholders or on Exercise of Warrants or Options:

(1) Adjustment: If the Company shall, through public offering or private placement, issue any securities convertible into or exchangeable for Shares (other than the Bonds, or in any of the circumstances described in Section 9.5(vi) and Section 9.5(x)) or grant such rights in respect of any existing securities and the consideration per Share receivable by the Company (determined as provided in Section 9.5(xiv)) shall be less than the Current Market Price per Share on the date in Paris on which the Company fixes the said consideration (or, if the issue of such securities is subject to approval by a meeting of the stockholders, on the date on which the Board of Directors of the Company fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the date of issue of such convertible or exchangeable securities shall be adjusted in accordance with the following formula:

where:

NCP and OCP have the meanings ascribed thereto in Section 9.5(iv).

N	= the number of Shares outstanding (having regard to Section 9.5(xv)) at the close of business in Paris on the day immediately prior to the date of such issue.

n	= the number of Shares to be issued upon conversion or exchange of such convertible or exchangeable securities at the initial conversion or exchange price or rate.

v	= the number of Shares which the aggregate consideration receivable by the Company would purchase at CMP (as defined in Section 9.5(iv)).

(2) Effective date of Adjustment: Such adjustment shall become effective as of the calendar day in France corresponding to the calendar day at the place of issue on which such convertible or exchangeable securities are issued.

(ix) Other Issues of Shares:

(1) Adjustment: If the Company shall, through public offering or private placement, issue any Shares (other than Shares issued upon conversion or exchange of any convertible or exchangeable securities (including the Bonds) issued by the Company or upon exercise of any rights or warrants or options granted, offered or issued by the Company or in any of the circumstances described in Section 9.5(i) and Section 9.5(ii)), including Shares issued in connection with a Merger or acquisition of shares of other companies, then the Conversion Price in effect immediately prior to the issue of such additional Shares shall be adjusted in accordance with the following formula:

where:

NCP and OCP have the meanings ascribed thereto in Section 9.5(iv).

N	= the number of Shares outstanding (having regard to Section 9.5(xv)) at the close of business in Paris on the day immediately prior to the date of issue of such additional Shares.

n	= the number of additional Shares issued as aforesaid.

v	= the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Section 9.5(xiv)) would purchase at the Current Market Price per Share on the day immediately prior to the date of issue of such additional Shares.

(2) Effective Date of Adjustment: Such adjustment shall become effective as of the calendar day in France of the issue of such additional Shares; provided that in the case of the issue of Shares in connection with Merger or acquisition of shares of other companies, such adjustment shall become effective on the record date set for such Merger or acquisition.

(x) Issue of Equity Related Securities:

(1) Adjustment: If the Company shall, through public offering or private placement, grant, issue or offer options, warrants or rights (excluding those rights, warrants and options referred to in Section 9.5(iv), Section 9.5(v), Section 9.5(vi) and Section 9.5(vii)) to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares and the consideration per Share receivable by the Company (determined as provided in Section 9.5(xiv)) shall be less than the Current Market Price per Share on the date in France on which the Company fixes the said consideration (or, if the offer, grant or issue of such rights, options or warrants is subject to approval by a meeting of the stockholders, on the date on which the Board of Directors of the Company fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the date of the offer, grant or issue of such rights, options or warrants shall be adjusted in accordance with the following formula:

where:

NCP and OCP have the meanings ascribed thereto in Section 9.5(iv).

N	= the number of Shares outstanding (having regard to Section 9.5(xv)) at the close of business in Paris on the day immediately prior to the date of such issue.

n	= the number of Shares to be issued on exercise of such rights, warrants or options and (if applicable) conversion or exchange of such convertible or exchangeable securities at the said consideration.

v	= the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Section 9.5(xiv)) would purchase at the Current Market Price per Share on the day immediately prior to the date of such issue.

(2) Effective Date of Adjustment: Such adjustment shall become effective as of the calendar day in France corresponding to the calendar day at the place of issue on which such rights, warrants or options are issued.

(xi) Analogous Events and Modifications:

If (i) the rights of conversion or exchange, purchase or subscription attaching to any options, rights or warrants to subscribe for or purchase Shares or any securities convertible into or exchangeable for, or which carry rights to subscribe for or purchase shares are modified (other than pursuant to and as provided in the terms and conditions of such options, rights, warrants or securities) or (ii) the Company determines or written notice has been given to the Trustee that any other event or circumstance has occurred which has or would have an effect on the position of the Holders as a class compared with the position of the holders of all the securities (and options and rights relating thereto) of the Company, taken as a class which is analogous to any of the events referred to in Section 9.5(i) to Section 9.5(x) and Section 9.6, then, in any such case, the Company shall notify the Trustee in writing thereof or if the Trustee has been notified and the Company shall consult with a Qualified Financial Institution, as to what adjustment, if any, should be made to the Conversion Price to preserve the value of the Conversion Right of Holders and will make any such adjustment.

In case of a Merger of the Company, each Bond then outstanding shall, without the consent of any Holder, become convertible only into the kind and amount of securities, cash and other property receivable upon such Merger by a holder of the number of Shares into which such Bonds could have been converted immediately prior to such Merger. The corporation formed by such Merger or the Person that acquired such properties and assets shall enter into a Supplemental Indenture with the Trustee to provide for the continuation of the Conversion Rights to continue after such Merger or acquisition and such supplemental indenture shall provide for adjustments to the Conversion Price which shall be as nearly equivalent as practicable to the adjustments provided in this Indenture.

(xii) Simultaneous Issues of Different Classes of Shares:

In the event of simultaneous issues of two (2) or more classes of share capital comprising of Shares or rights, warrants or options in respect of, or securities convertible into or exchangeable for, two (2) or more classes of share capital comprising Shares, then, for the purposes of this Clause, the Conversion Price shall be adjusted in accordance with the following formula:

shall be restated as

Where: v1 and n1 shall have the same meanings as “v” and “n” but by reference to one (1) class of Shares, v2 and n2 shall have the same meanings as “v” and “n” but by reference to a second class of Shares, v3 and n3 shall have the same meanings as “v” and “n” but by reference to a third class of Shares and so on.

(xiii) Current Market Price per Share:

For the purposes of the Antidilution Adjustment, the “Current Market Price” per Share on any date means the average of the Closing Prices of the Shares on the Euronext Paris for the thirty (30) consecutive Trading Days immediately prior to the pricing day for the issuance of such securities or rights, or the closing day for the delivery of such securities in a private placement, or the announcement of the record date for the distribution of cash dividends. If the Company has more than one (1) class of share capital comprising shares, then the relevant Current Market Price for Shares shall be the price for that class of shares the issue of which (or of rights, warrants or options in respect of, or securities convertible into or exchangeable for, that class of shares) gives rise to the adjustment in question.

If during the said period or any period thereafter up to but excluding the date as of which the adjustment of the Conversion Price in question shall be effected, any event (other than the event which requires the adjustment in question) shall occur which gives rise to a separate adjustment to the Conversion Price under the provisions hereof, then the Current Market Price per Share as determined above shall be adjusted in such manner and to such extent as a Qualified Financial Institution shall in its absolute discretion deem appropriate and fair to compensate for the effect thereof.

(xiv) Consideration Receivable by the Company:

For the purposes of any calculation of the consideration receivable by the Company pursuant to Section 9.5(iv), Section 9.5(v), Section 9.5(vi), Section 9.5(viii), Section 9.5(ix) and Section 9.5(x), the following provisions shall be applicable:

(1) in the case of the issue of Shares for cash, the consideration shall be the amount of such cash, provided that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(2) in the case of the issue of Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Company (and in making such determination the Company shall consult an independent securities company or bank of international repute in the United States selected by the Company and notified to the Trustee, and shall take fully into account the advice received from such company or bank) or, if pursuant to applicable law of the State of Nevada such determination is to be made by application to a court of competent jurisdiction, as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof;

(3) in the case of the issue (whether initially or upon the exercise of rights, warrants or options) of securities convertible into or exchangeable for Shares, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for such securities and (if applicable) rights, warrants or options plus the additional consideration (if any) to be received by the Company upon (and assuming) the conversion or exchange of such securities at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights, warrants or options at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in this Section 9.5(xiv)) and the consideration per Share receivable by the Company shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights, warrants or options at the initial subscription or purchase price;

(4) in the case of the issue of rights, warrants or options to subscribe for or purchase Shares, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for any such rights, warrants options plus the additional consideration to be received by the Company upon (and assuming) the exercise of such rights, warrants or options at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in this Section 9.5(xiv)) and the consideration per Share receivable by the Company shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) the exercise of such rights, warrants or options at the initial subscription or purchase price;

(5) if any of the consideration referred to in any of the preceding sub-Clauses of this Section 9.5(xiv) is receivable in a currency other than U.S. dollars, such consideration shall (in any case where there is a fixed rate of exchange between the U.S. dollar and the relevant currency for the purposes of the issue of the Shares, the conversion or exchange of such securities or the exercise of such rights, warrants or options) be translated into U.S. dollars for the purposes of this Section 9.5(xiv) at such fixed rate of exchange and shall (in all other cases) be translated into U.S. dollars at the mean of the exchange rate quotations by a leading bank in the United States for buying and selling spot units of the relevant currency by telegraphic transfer against U.S. dollars on the date as of which the said consideration is required to be calculated as aforesaid;

(6) in the case of the issue of Shares credited as fully paid out of retained earnings or capitalization of reserves at their par value, the aggregate consideration receivable by the Company shall be deemed to be zero (and accordingly the number of Shares which such aggregate consideration receivable by the Company could purchase at the relevant OCP per Share shall also be deemed to be zero); and

(7) in the case of the issue of Shares in connection with a Merger, the aggregate consideration received per Share by the Company shall be deemed to be the net asset value per share of the merged company (shown in the latest audited or reviewed financial statements of the merged company) multiplied by the share exchange ratio determined pursuant to such Merger. In the case of the issue of Shares in connection with acquisition of shares of other companies, the consideration received per Share by the Company shall be deemed to be the book value of shares of the acquired company multiplied by the exchange ratio determined pursuant to such acquisition.

(xv) Cumulative Adjustments:

If, at the time of computing an adjustment (the “later adjustment”) of the Conversion Price pursuant to any of Section 9.5(ii), Section 9.5(iv), Section 9.5(v), Section 9.5(viii), Section 9.5(ix) and Section 9.5(x) above, the Conversion Price already incorporates an adjustment made (or taken or to be taken into account pursuant to the proviso to Section 9.8(a)) to reflect an issue of Shares or of securities convertible into or exchangeable for Shares or of rights, warrants or options to subscribe for or purchase Shares or securities, to the extent that the number of such Shares or securities taken into account for the purposes of calculating such adjustment exceeds the number of such Shares in issue at the time relevant for ascertaining the number of outstanding Shares for the purposes of computing the later adjustment, such excess Shares shall be deemed to be outstanding for the purposes of making such computation.

(xvi) Reference to “Fixed”:

Any references herein to the date on which a consideration is “fixed” shall, where the consideration is originally expressed by reference to a formula which cannot be expressed as an actual cash amount until a later date, be construed as a reference to the first (1st) day on which such actual cash amount can be ascertained.

The number of Shares outstanding stated in Section 9.5 and Section 9.6 shall include the public-offer and privately-placed Shares and exclude the treasury stocks which have been purchased but not canceled or transferred by the Company.

Section 9.6 Adjustment Upon Capital Reduction.

If the Company shall decrease its capital by reducing the aggregate amount of its outstanding Shares, other than a decrease in capital resulting from the cancellation of treasury stocks purchased and canceled by the Company, then the Conversion Price shall be adjusted in accordance with the following formula:

where:

NCP and OCP have the meanings ascribed thereto in Section 9.5(iv).

C	= the amount of cash distributed per one (1) Share in the capital reduction. C shall be the repurchase price per share if the Shares were repurchased by the Company for cancellation in a capital reduction.

N	= the number of Shares outstanding at the close of business in Paris on the day immediately prior to the date on which the Company’s capital being decreased.

n	= the number of Shares outstanding immediately after the capital reduction.

Such adjustment shall become effective immediately on such decrease of capital becoming effective.

For the avoidance of doubt, no adjustment to the Conversion Price under this Section 9.6 will be required if the Company cancels any Shares that it repurchased on the open market (as opposed to redemption of Shares from all stockholders on a pro rata basis for capital reduction purpose).

Section 9.7 Stamp and Other Duties.

As conditions precedent to conversion, a converting Holder must pay directly to the relevant tax authorities any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital or stamp duties payable in Singapore, France or the United States by the Company in respect of the delivery of the Shares upon conversion) and such converting Holder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion. The Agents and Trustee are under no obligation to determine whether a converting Holder is liable to pay any taxes including stamp, issue, registration or similar taxes and duties or the amounts payable (if any) in connection with this Section 9.7. The Trustee and the Agents shall not be concerned with, nor shall they be obliged or required to enquire into, the sufficiency of any amount paid to it for this purpose and is not under any obligation to determine whether the Company or the converting Holder is liable to pay any Taxes (including, without limitation, in the country in which the Bond is deposited for conversion or in any jurisdiction consequent upon the issue or transfer of Shares to or to the order of a person other than the converting Holder).

The Company shall pay all other costs and expenses arising on, and directly relating to, the delivery of the Shares on conversion of the Bonds, including all brokerage fees and transaction costs in connection with the delivery of the Shares.

Section 9.8 Provisions Applicable to All Conversions and Adjustments of Conversion Price Provisions.

(a) No adjustment of the Conversion Price shall be required to be made until cumulative adjustments, required to be made in circumstances set forth above, amount to one percent (1%) or more of the Conversion Price as last adjusted. However, any adjustment, required to be made in the circumstances set forth above, which is not made because of failure to meet the one percent (1%) threshold, shall be carried forward.

(b) All calculations relating to conversions, including adjustments of the Conversion Price, shall be made to the nearest one share of securities or other property or nearest US$0.1 with US$0.05 being rounded up to the next US$0.1, as the case may be.

(c) Except as provided below, no payment or adjustment will be made on conversion on account of any dividends or distributions on the Shares issued on conversion which were declared for payment to holders of Shares of record as of a date prior to such Conversion Date. The Shares issued on conversion will in all respects rank pari passu with the Shares outstanding on the relevant Conversion Date (except for any rights, dividends, allotments or other distributions, the record date for which precedes the Conversion Date), and for the purpose of this paragraph, “record date” means, in relation to any rights, dividends, allotments or other distributions, the date on which, at the close of business, holders of Shares must be registered in order to participate in such rights, dividends, allotments or other distributions.

(d) The Company shall as soon as practicable after the occurrence of an event giving rise to any adjustments to the Conversion Price under Section 9.5 and Section 9.6, deliver to the Trustee and the Conversion Agent an Officer’s Certificate setting out particulars relating to each adjustment of the Conversion Price and specifying the relevant condition under which such adjustment has been made, including the adjusted Conversion Price. The Company shall also (i) promptly and in any event within 14 days of such adjustment, notify the Agents and the Holders of such adjustment and (ii) publish any required notices or announcements on the SGX-ST, the OTCQX or the Euronext Paris, as applicable. Such notice shall be given to Holders in accordance with Section 11.1, and shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.

(e) All adjustments of the Conversion Price will become effective immediately after the close of business on the relevant record date or effective date, as the case may be.

(f) Upon conversion of the Bonds, no separate cash payment for accrued and unpaid interest, if any, will be made except as described in Section 9.8(g). As a result, accrued and unpaid interest in respect of the Bonds so converted, if any, to, but not including, the relevant Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(g) Notwithstanding Section 9.8(f), if the Bonds are converted after the close of business on a Regular Record Date for the payment of interest and prior to the open of business on the immediately following Interest Payment Date, Holders of such Bonds at the close of business on such Regular Record Date will receive the full amount of interest payable on such Bonds on the corresponding Interest Payment Date notwithstanding the conversion. The Bonds surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by an amount in U.S. dollars equal to the amount of interest payable on the Bonds so converted; provided that no such payment need be made:

(i) for conversions of the Bonds following the Regular Record Date immediately preceding the Maturity Date;

(ii) if the Company has called the Bonds for tax redemption on a Tax Redemption Date pursuant to Section 3.6 that is after a Regular Record Date and on or prior to the Business Day immediately succeeding the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the second Business Day immediately succeeding such Interest Payment Date);

(iii) if the Company has specified a Change of Control Put Date pursuant to Section 3.10 that is after a Regular Record Date and on or prior to the Business Day immediately succeeding the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the second Business Day immediately succeeding such Interest Payment Date); or

(iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Bonds.

Therefore, for the avoidance of doubt, any Holder whose name any Bond is registered on the Bond Register on the Regular Record Date immediately preceding the Maturity Date will receive the full amount of interest payable on the Maturity Date, regardless of whether their Bonds have been converted following such Regular Record Date.

(h) No payment or adjustment shall be made on conversion for any default interest which otherwise would have accrued on the Bonds which have been converted pursuant to Section 9.1.

(i) The Conversion Price may not be adjusted or reduced so that the Conversion Price is lower than the par value of the Shares or, on conversion of the Bonds, Shares would fall to be issued at a discount to their par value and if the Conversion Price as adjusted based on this ARTICLE IX is lower than the par value of the Shares, the adjusted Conversion Price shall be equal to the par value of the Shares.

Section 9.9 Responsibility of Trustee.

Neither the Trustee nor any Agent shall at any time be under any duty or responsibility to any Holder to determine or monitor whether any facts exist which may require any adjustment of the Conversion Price or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, herein or in any Supplemental Indenture provided to be employed, in making the same and shall not be responsible to Holders for any failure by it to do so. Neither the Trustee nor any Agent shall be responsible for the validity or value (or the kind or amount) of any Shares, or of any Bonds or property, which may at any time be issued or delivered upon the conversion of any Bond; and neither the Trustee nor any Agent makes any representations with respect thereto. Neither the Trustee nor any Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Shares or stock certificates or other Bonds or property or cash upon the surrender of any Bond for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this ARTICLE IX. Without limiting the generality of the foregoing, neither the Trustee nor any Agent shall be under any responsibility to determine the correctness of any provisions contained in any Supplemental Indenture entered into pursuant to Section 9.5 relating either to the kind or amount of Shares or Bonds or property (including cash) receivable by Holders upon the conversion of their Bonds after any event referred to in Section 9.5 or to any adjustment to be made with respect thereto may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificates and Opinions of Counsel provided by the Company to the Trustee (which the Company shall be obligated to file with the Trustee before the execution of any such Supplemental Indenture) with respect thereto.

ARTICLE X
MEETING OF HOLDERS

Section 10.1 Purposes for Which Meetings May Be Called.

A meeting of Holders may be called at any time and from time to time pursuant to this Section to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.

Section 10.2 Call, Notice and Place of Meetings.

The Company may at any time call a meeting of the Holders, such meeting to be held at such time and at such place as the Company shall determine, for any purpose referred to in Section 10.1. In addition, the Trustee may, or upon the written request of Holders of at least 10 percent (10%) in aggregate principal amount of outstanding Bonds shall (subject to being indemnified and/or secured and/or pre-funded to its satisfaction against all costs and expenses thereby occasioned) call a meeting of Holders at such time and such place as the requesting Holders shall specify. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms, the action proposed to be taken at such meeting, shall be given to the Trustee, the Holders and the Company in accordance with Section 11.1, the publication to be not less than twenty-one (21) nor more than sixty (60) days prior to the date fixed for the meeting.

Section 10.3 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders, a Person shall be (a) a holder of one (1) or more outstanding Bonds, or (b) a Person appointed by an instrument in writing as proxy by such a holder of one (1) or more outstanding Bonds. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Company and the Trustee and their respective counsels.

Section 10.4 Quorums; Action.

Two (2) or more Persons entitled to vote a majority in aggregate principal amount of the Bonds at the time outstanding shall constitute a quorum at a meeting convened for the purposes referred to in Section 8.2. At a meeting duly convened and at which a quorum is present as aforesaid, any resolution to modify, waive or amend, or to ensure compliance with, any of the covenants or conditions referred to above shall, subject to Section 8.2, be effectively passed if passed by the persons entitled to vote a majority in principal amount of Bonds. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within thirty minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting. At such adjourned meetings, two (2) or more Persons present in Person holding Bonds or being proxies or representatives, entitled to vote twenty-five percent (25%) in principal amount of the outstanding Bonds shall form a quorum. Notice of the reconvening of any adjourned meeting shall be given as provided above but must be given not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened.

Any Holder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holders shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section 10.4 shall be binding on all Holders whether or not present or represented at the meeting.

Section 10.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved by the Bonds Register maintained in accordance with Section 2.3 or by a certificate or certificates of the Registrar, provided, that the holding of a beneficial interest in a Global Certificate shall be proved by a certificate or certificates of Euroclear and Clearstream. The appointment of any proxy shall be proved by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.2, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Bonds represented at the meeting.

(c) At any meeting each Holder or proxy shall be entitled to one (1) vote for each US$200,000 principal amount of Bonds held or represented by him; provided however that no vote shall be cast or counted at any meeting in respect of any Bonds challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

(d) Any meeting of Holders duly called pursuant to Section 10.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Bonds represented at the meeting, and the meeting may be held as so adjourned without further notice. At such adjourned meetings, two (2) or more Persons present in person holding Bonds or being proxies or representatives, entitled to vote twenty-five percent (25%) in principal amount of the outstanding Bonds shall form a quorum.

Section 10.6 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Bonds held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one (1) or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.2 and, if applicable, Section 10.4 or Section 10.5. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one (1) such copy shall be delivered to the Company and another to the Trustee. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XI
MISCELLANEOUS

Section 11.1 Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), or sent by telecopier, international express courier service or overnight air courier guaranteeing next day delivery, to the other’s address and to the attention of the Person specified below:

If to the Company:

Aerkomm Inc.

44043 Fremont Blvd., Fremont,

CA 94538, U.S.A.

Attention: Mr. Y. Tristan Kuo, CFO

Facsimile No.: +1 408 502 6892

Email: ytkuo@aerkomm.com

If to the Trustee:

Citicorp International Limited

20th Floor, Citi Tower, One Bay East

83 Hoi Bun Road

Kwun Tong, Kowloon

Hong Kong

Attention: Agency and Trust

Facsimile No.: +852 2323 0279

If to the Principal Paying Agent and Transfer Agent:

Citibank, N.A., London Branch

c/o Citibank, N.A. Dublin Branch

Ground Floor

1 North Wall Quay

Dublin 1, Ireland

Attention: Agency and Trust- PPA Payments

Facsimile No.: +353 1 662 2212

With a copy to

Citicorp International Limited

20th Floor, Citi Tower, One Bay East

83 Hoi Bun Road

Kwun Tong, Kowloon

Hong Kong

Attention: Agency and Trust

Facsimile No.: +852 2323 0279

If to the Conversion Agent:

Citibank, N.A., London Branch

c/o Citibank, N.A. Dublin Branch

Ground Floor

1 North Wall Quay

Dublin 1, Ireland

Attention: Agency and Trust- Conversion

Facsimile No.: +353 1 506 0339

Email: corporateaction.instruction@citi.com

With a copy to

Citicorp International Limited

20th Floor, Citi Tower, One Bay East

83 Hoi Bun Road

Kwun Tong, Kowloon

Hong Kong

Attention: Agency and Trust

Facsimile No.: +852 2323 0279

Email: at.tmg.trustee@citi.com

If to the Registrar:

Citibank, N.A., London Branch

c/o Citibank, N.A. Dublin Branch

Ground Floor

1 North Wall Quay

Dublin 1, Ireland

Attention: Agency and Trust- PPA Payments

Facsimile No.: +353 1 662 2212

With a copy to

Citicorp International Limited

20th Floor, Citi Tower, One Bay East

83 Hoi Bun Road

Kwun Tong, Kowloon

Hong Kong

Attention: Agency and Trust

Facsimile No.: +852 2323 0279

The Company, the Trustee or the other Agents by notice to the other may designate additional or different addresses for subsequent notices or communications. All notices shall be in the English language.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given (a) upon receipt when sent via first-class mail, overnight courier, postage prepaid, or international express courier service, (b) on the date personally delivered to an authorized officer of the party to which such notice is addressed or (c) on the date transmitted by legible facsimile transmission with a confirmation of receipt, provided that any notices and communications between the Company and the Conversion Agent may be sent by email in addition to the above delivery method which will be deemed received at the time and date of transmission shown on the saved sent copy, provided that the receipt by the recipient shall not be deemed to occur if the sender receives an automated message indicating that the email has not been delivered to the recipient.

Any notice or communication to a Holder shall be mailed by first-class mail, airmail to his address shown on the Bonds Register kept by the Registrar, or published in a leading newspaper having general circulation in Asia (which is expected to be the Wall Street Journal Asia). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication to a Holder is mailed or published in the manner provided above within the time prescribed, it is duly given, whether or not such Holder receives it. Any such notice shall be deemed given on the later of the date of such publication the seventh (7th) day after such notice is mailed.

Any notice or communication between a Holder and the Conversion Agent may be by email pursuant to which email will be deemed received at the time and date of transmission shown on the saved sent copy, provided that the receipt by the recipient shall not be deemed to occur if the sender receives an automated message indicating that the email has not been delivered to the recipient.

If the Trustee or Principal Paying Agent receives information or instructions delivered by facsimile, electronic mail, other electronic method or other unsecured method of communication, the Trustee and Principal Paying Agent shall have (i) no duty or obligation to verify or confirm that the person who sent such instructions is in fact a person authorized to give instructions or directions on behalf of the Company, and (ii) no liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance on or compliance with such information or instructions.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

Notwithstanding the foregoing, so long as the Global Certificate is held on behalf of Euroclear or Clearstream, notices to owners of beneficial interest in the Global Certificate may be given by delivery of the relevant notice to Euroclear and Clearstream. Any notice or demand shall be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of the Common Depositary (or Euroclear or Clearstream, as appropriate). Any such notice shall be deemed to have been delivered on the day such notice is delivered to the Common Depositary, Euroclear or Clearstream (as appropriate) or if by mail, when so sent or deposited.

All certificates, reports, notices and other documents and communications given or delivered pursuant to this Indenture shall be in writing and in the English language or accompanied by a certified English translation thereof.

Section 11.2 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, at the cost of the Company, upon request or if otherwise required under the terms of this Indenture, furnish to the Trustee an Officer’s Certificate and Opinion of Counsel in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 11.3) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 11.3 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement as to the qualification of the person making such certificate or opinion;

(b) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(c) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

(d) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(e) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.4 Provisions for Meeting of Holders; Rules by Trustee and Agents.

The Trustee may make rules for action by or at a meeting of Holders. The Registrar, the Transfer Agent, the Conversion Agent or any Paying Agent may make rules and set requirements for its functions.

Section 11.5 Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

Section 11.6 Waiver of Jury Trial.

Each of the Company, the Trustee and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding out of or relating to this Indenture.

Section 11.7 Governing Law.

THIS INDENTURE AND BONDS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 11.8 Submission to Jurisdiction; Appointment of Agent for Service; Waiver.

To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in The City of New York, County and State of New York, United States of America (and any appellate court from any thereof), in any suit or proceeding based on or arising under this Indenture, the Bonds or the transactions contemplated hereby or thereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints Law Debenture Corporate Services Inc. located at 801 2nd Avenue, Suite 403, New York 10017, U.S.A. (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to it mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner to the extent permitted by laws.

The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (sovereign or otherwise and including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Bonds or the transactions contemplated hereby or thereby.

The provisions of this Section 11.8 are intended to be effective upon the execution of this Indenture and the Bonds without any further action by the Company or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 11.9 Disclosure Obligations.

The Company will have certain disclosure obligations and reporting obligations under the United States law if the person to be registered as a stockholder upon conversion of any Bond.

Under United States law, if the person to be registered as a stockholder upon the conversion of any Bond becomes, as a result of such conversion, the beneficial owner of more than 5% of the Company’s Common Stock, the name and address of such person will have to be disclosed in the Company’s periodic filings with the SEC, and if such person is an entity, the name of that entity’s ultimate control person will have to be disclosed as well. Additionally, such person will be required to file with the SEC a Schedule 13D or 13G reporting such person’s ownership in the Common Stock of the Company.

Due to these obligations, the Company may ask the converting Holders to disclose the name and nationality of the person to be registered as the stockholder and to provide proof of identity and genuineness of any signature and other documents before it will convert the Bonds. The conversion of Bonds may be delayed until the Company receives the requested information in writing and satisfactory evidence of the compliance with all laws and regulations by the Holders. The information the Holder is required to provide may include the name and nationality of the person to be registered as stockholder and the total number of Bonds such person is converting or has converted in the past.

Section 11.10 No Personal Liability of Directors, Officers, Employees, Stockholders or Incorporators.

No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Bonds or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds.

Section 11.11 Currency Indemnity.

If a judgment or order is rendered by a court of any particular jurisdiction for the payment of any amounts owing to the Trustee, any Agent or any of the Holders under this Indenture or the Bonds or under a judgment or order of a court of any other jurisdiction in respect thereof or for the payment of damages in respect of either thereof and any such judgment or order is expressed in a currency (the “Judgment Currency”) other than the currency in which such amounts or damages would otherwise have been payable by the Company to the Trustee, any Agent or any of the Holders (the “Agreement Currency”) and the Trustee , any Agent or the Holders do not have an option to have such judgment or order of such court expressed in the Agreement Currency, the Company shall be liable, as a separate obligation and notwithstanding such judgment, to indemnify and hold the Trustee, any Agent and the Holders harmless against any deficiency arising or resulting from any variation in rates of exchange between the Judgment Currency and the Agreement Currency occurring between (i) the date on which any amount expressed in the Agreement Currency is converted, for the purposes of making or filing any claim resulting in any such judgment or order, into an equivalent amount in the Judgment Currency or, if such conversion is made by the court for the purpose of making such judgment, the date of such conversion, and (ii) the date or dates of payment of such amount (or part thereof) or of discharge of such first-mentioned judgment or order (or part thereof), as appropriate. This Section 11.11 shall survive the termination of this Indenture, the removal or resignation of the Trustee or any Agent and the satisfaction and discharge of this Indenture.

Section 11.12 Prescription.

Claims against any payment in respect of the Bonds shall be prescribed unless made within six (6) years from the relevant date of payment in respect thereof.

Section 11.13 Successors.

All agreements and covenants of the Company in this Indenture and the Bonds shall bind its successors. All agreements and covenants of each of the Trustee and the Agents in this Indenture shall bind its successor.

Section 11.14 Counterpart Originals.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 11.15 Severability.

In case any one (1) or more of the provisions in this Indenture or in the Bonds shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 11.16 Benefits of Indenture.

Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto, and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.17 Table of Contents, Headings, etc.

The Table of Contents, and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.18 Hong Kong Trustee Ordinance

The Hong Kong Trustee Ordinance shall not be applicable to the Indenture or any related documents.

[The Remainder of This Page Is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.

aerkomm INC.

as Company

By:

Name: Louis Giordimaina

Title: CEO

Signature Page to Indenture

Citicorp International Limited

as Trustee

By:

Name:

Title: Authorized Signatory

Citibank, N.A., London Branch

as Registrar, Principal Paying Agent, Transfer Agent and Conversion Agent

By:

Name:

Title: Authorized Signatory

Signature Page to Indenture

Exhibit A

FORM OF GLOBAL CERTIFICATE

[FACE OF GLOBAL CERTIFICATE]

THE BONDS EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK OF AERKOMM INC. ISSUABLE UPON CONVERSION OF THE BONDS EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE COMPANY HAS AGREED THAT THIS LEGEND SHALL NOT BE REMOVED for a period of six (6) months FOLLOWING THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE BONDS AND THE LATEST CLOSING DATE WITH RESPECT THERETO. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

THIS BOND IS THE GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

PAYMENTS IN RESPECT OF DEFAULT INTEREST ON THIS GLOBAL CERTIFICATE WILL BE SUBJECT TO WITHHOLDING TAX IN THE UNITED STATES IF MADE TO (A) A HOLDER WHO IS AN INDIVIDUAL AND A NON-CITIZEN OF THE UNITED STATES AND WHO IS NOT PHYSICALLY PRESENT IN THE ROC FOR ONE HUNDRED AND EIGHTY-THREE (183) DAYS OR MORE WITHIN A CALENDAR YEAR OR (B) A HOLDER WHICH IS A CORPORATION OR NON-CORPORATE ENTITY ORGANIZED UNDER THE LAWS OF A JURISDICTION OTHER THAN THE UNITED STATES AND has no fixed place of business or business agent in the UNITED STATES .

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE APPLICABLE LIMITATIONS PROVIDED IN THE UNITED STATES INTERNAL REVENUE CODE.

AERKOMM INC.

US$200,000 7.5% Convertible Bonds Due 2025

ISIN: XS2243298812
Common Code: 224329881

LEI: 5493009CUNFK9IGU8R54

Aerkomm Inc., a corporation incorporated under the laws of the State of Nevada (the “Company”, which term includes any successor corporation), for value received, promises to pay to Citivic (Nominees) Limited, as nominee of Citibank Europe plc as the Common Depositary, for Euroclear Bank SA/NV, as operator for the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), or registered assigns upon surrender hereof the principal sum of TWO HUNDRED THOUSAND UNITED STATES DOLLARS ONLY (US$200,000) in accordance with the terms of this Global Certificate.

Reference is made to the further provisions of this Global Certificate contained herein, which will for all purposes have the same effect as if set forth at this place.

This Global Certificate is referred to in the Indenture dated as of December 2, 2020 between, among others, the Company and Citicorp International Limited as Trustee.

IN WITNESS WHEREOF, the Company has caused this Global Certificate to be signed manually or by facsimile by its duly authorized officer.

AERKOMM INC.

By:
	Name:	Louis Giordimaina
	Title:	CEO
	Dated:	December 2, 2020

Certificate of Authentication:

This is the Global Certificate referred to in the Indenture:

CitiCORP INTERNATIONAL lIMITED as Trustee

By:
Name:
	Title:	Authorized Signatory
Dated:

[REVERSE OF GLOBAL CERTIFICATE]

AERKOMM INC.

US$200,000 7.5% Convertible Bonds Due 2025 (the “Bonds”)

Section (a) Interest. The US$200,000 7.5% Convertible Bonds Due December 2, 2025 (the “Bonds”), issued by Aerkomm Inc., a corporation incorporated under the laws of the State of Nevada (the “Company”). The Bonds shall bear interest at the rate of 7.5% per year from December 2, 2020, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 2, 2025. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2021, to Holders of record at the close of business (for the relevant clearing systems) on the Clearing System Business Day before the due date (each, a “Regular Record Date”) for such payments, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except December 25 and January 1.

Section (b) Method of Payment. The Company shall make all payments on this Global Certificate in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

So long as the Common Depositary, or its nominee, is the registered holder of the Bonds in global form, payments shall be made in accordance with procedures of Euroclear and Clearstream in accordance with the terms of the Indenture dated as of December 2, 2020 between the Company, Citicorp International Limited as Trustee and the other parties thereto (as amended from time to time in accordance with the terms thereof, the “Indenture”). Capitalized terms used herein that are not specifically defined herein shall have the meanings set forth in the Indenture.

Section (c) Transfer Agent, Paying Agent and Conversion Agent. Initially, Citibank, N.A., London Branch, shall act as Transfer Agent, Principal Paying Agent and Conversion Agent. The Company may change any Paying Agent in accordance with the Indenture and the Agency Agreement with notice to the Trustee and the Holders.

Section (d) Registrar. Initially Citibank, N.A., London Branch, shall act as a Registrar. The Company can also change the Registrar according to Section 2.3 of the Indenture.

Section (e) Indenture. The Bonds are governed by the Indenture. In the event any inconsistencies between the Indenture and the Bonds, the terms and provisions of the Indenture shall prevail. The Bonds constitute unconditional, unsecured and unsubordinated obligations of the Company (subject to the terms of negative pledge as stated in the Indenture) limited to US$200,000 in aggregate principal amount.

Section (f) Redemption at the Option of the Company. The Bonds are subject to redemption at the option of the Company all as specified in the Indenture, and not otherwise.

Section (g) Repurchase at the Option of the Holder. The Bonds are subject to repurchase by the Company, at the option of the Holder, in whole or in part, in the circumstances as specified in the Indenture, and not otherwise.

Section (h) Conversion. Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time on or after December 3, 2023 and prior to the close of business on (at the place at which the Bond is deposited for conversion) on November 20, 2025 except during any Book Closure Period, to convert the principal or any portion hereof that is US$200,000 or an integral multiple thereof, into that number of Shares of the Company at the Conversion Price as provided in the Indenture.

The right to convert with respect to any of the Bonds or portion thereof that shall be called for redemption shall terminate seven (7) Business Days prior to the date fixed for redemption of the Bonds, unless the Company shall default in payment due upon redemption thereof.

The Conversion Price is subject to adjustment in accordance with the provisions of the Indenture.

Section (i) Denominations, Transfer, and Exchange. The Bonds are initially issued in global form. The Global Certificate represents such of the outstanding Bonds as shall be specified therein or endorsed thereon in accordance with the Indenture. The transfer of the Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in accordance with the terms of the Indenture. The Trustee and the Registrar have the right not to exchange or register the transfer of any of the Bonds or portion thereof selected for redemption.

Section (j) Persons Deemed Owners. Before due presentation to the Trustee for registration of the transfer of this Bond, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Global Certificate is registered as its absolute owner for the purpose of receiving any and all payments on this Global Certificate and for all other purposes whatsoever, whether or not this Global Certificate is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered holder of a Bond shall be treated as its owner for all purposes.

Section (k) Amendments and Waivers. Subject to certain exceptions set forth in the Indenture, the Indenture or the Bonds may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Bonds (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Bonds), and any existing default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds. Without the consent of any Holder, the Indenture or the Bonds may be amended by the Trustee and the Company (a) to cure any ambiguity, defect or inconsistency, provided that such amendment does not materially adversely affect the rights of any Holder; (b) to provide for assumption of the Company’s obligations to Holders in the case of a Merger; (c) to make any change that does not materially adversely affect the rights under the Indenture or the Bonds of any Holder; (d) to make any change necessary to comply with the mandatory provisions of applicable laws and regulations; (e) to evidence and provide for the acceptance of the appointment of a successor Trustee; and (f) to add to the covenants or obligations of the Company under the Indenture or decrease the Conversion Price for conversion of the Bonds into Shares at the discretion of the Company or surrender any right, power or option conferred by the Indenture on the Company.

Section (l) Defaults and Remedies. In case an Event of Default specified in Section 6.1 of the Indenture shall occur and be continuing, the unpaid balance of the principal of the Bonds may become immediately due and payable in the manner and with the effect provided in the Indenture.

Section (m) Notwithstanding Section 11.1 of the Indenture, so long as this Global Certificate is held on behalf of Euroclear or Clearstream, notices to holders of Bonds represented by this Global Certificate shall be given by delivery of the relevant notice to Euroclear and Clearstream.

Section (n) Authentication. This Global Certificate shall not be valid until authenticated by the manual signature of the Trustee.

Section (o) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee.

Section (p) Governing Law. THE INDENTURE AND THE BONDS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Aerkomm Inc.

44043 Fremont Blvd., Fremont,

CA 94538, U.S.A.

Attention: Mr. Y. Tristan Kuo, CFO

Facsimile No.: +1 408 502 6892

Exhibit B

FORM OF DEFINITIVE CERTIFICATE

[FACE OF DEFINITIVE CERTIFICATE]

Serial Number: ............

AERKOMM INC.

US$200,000 7.5% Convertible Bonds Due 2025

This Definitive Certificate is issued in respect of US$200,000 7.5% Convertible Bonds Due 2025 (the “Bonds”) of aerkomm Inc. (the “Company”). The Bonds are constituted by, are subject to, and have the benefit of, an Indenture (the “Indenture”) dated December 2, 2020 between the Company, Citicorp International Limited , as Trustee (the “Trustee”) and the other parties thereto and are the subject of an Agency Agreement (the “Agency Agreement”) dated December 2, 2020 and made between the Company, Citibank, N.A., London Branch, as registrar (the “Registrar”) and the other paying, transfer and conversion agents appointed thereunder.

This is to certify that:

.....................................................

of ..................................................

.....................................................

is the person registered in the register maintained by the Registrar in relation to the Bonds (the “Register”) as the duly registered holder or, if more than one (1) person is so registered, the first-named of such persons (the “Holder”) of:

US$......................................................................

(................................................ UNITED STATES DOLLARS)

in aggregate principal amount of the Bonds.

The Company, for value received, hereby promises to pay such amounts to the Holder of this Definitive Certificate on December 2, 2025, or on such earlier date or dates as the same may become payable in accordance with the Indenture, together with any additional amounts payable in accordance with the Indenture, all subject to and in accordance with the Indenture.

This Definitive Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the holder of this Definitive Certificate as named in the Register is entitled to payment in respect of this Definitive Certificate.

This Definitive Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Citicorp International Limited as Trustee.

THE BONDS EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK OF AERKOMM INC. ISSUABLE UPON CONVERSION OF THE BONDS EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE COMPANY HAS AGREED THAT THIS LEGEND SHALL NOT BE REMOVED for a period of six (6) months FOLLOWING THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE BONDS AND THE LATEST CLOSING DATE WITH RESPECT THERETO. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

THIS BOND IS A DEFINITIVE CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

PAYMENTS IN RESPECT OF DEFAULT INTEREST ON THIS GLOBAL CERTIFICATE WILL BE SUBJECT TO WITHHOLDING TAX IN THE united states IF MADE TO (A) A HOLDER WHO IS AN INDIVIDUAL AND A NON-CITIZEN OF THE united states AND WHO IS NOT PHYSICALLY PRESENT IN THE united states FOR ONE HUNDRED AND EIGHTY-THREE (183) DAYS OR MORE WITHIN A CALENDAR YEAR OR (B) A HOLDER WHICH IS A CORPORATION OR NON-CORPORATE ENTITY ORGANIZED UNDER THE LAWS OF A JURISDICTION OTHER THAN THE united states AND has no fixed place of business or business agent in the united states.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE APPLICABLE LIMITATIONS PROVIDED IN THE UNITED STATES INTERNAL REVENUE CODE.

IN WITNESS WHEREOF, the Company has caused this Definitive Certificate to be signed manually or by facsimile by its duly authorized officer.

AERKOMM INC.

By:
Name:
Title:
Dated:

Authenticated for and on behalf of

CitiCORP INTERNATIONAL LIMITED as Trustee

By:
Name:
Title:
Dated:

[REVERSE OF definitive CERTIFICATE]

AERKOMM INC.

US$200,000 7.5% Convertible Bonds Due 2025 (the “Bonds”)

Section (a) Interest. The US$200,000 7.5% Convertible Bonds Due December 2, 2025 (the “Bonds”), issued by Aerkomm Inc., a corporation incorporated under the laws of the State of Nevada (the “Company”). The Bonds shall bear interest at the rate of 7.5% per year from December 2, 2020, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 2, 2025. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2021, to Holders of record at the close of business on the preceding May 18 and November 17 (whether or not such day is a Business Day), respectively (each, a “Regular Record Date”), notwithstanding any transfer, exchange or cancellation thereof after a Regular Record Date and prior to the immediately following Interest Payment Date.

Section (b) Method of Payment. The Company shall make all payments on this Definitive Certificate in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Capitalized terms used herein that are not specifically defined herein shall have the meanings set forth in the Indenture dated as of December 2, 2020 between the Company, Citicorp International Limited as Trustee and the other parties thereto (as amended from time to time in accordance with the terms thereof, the “Indenture”).

Section (c) Transfer Agent, Paying Agent and Conversion Agent. Initially, Citibank, N.A., London Branch, shall act as Transfer Agent, Principal Paying Agent and Conversion Agent. The Company may change any Paying Agent in accordance with the Indenture and the Agency Agreement with notice to the Trustee and the Holders.

Section (d) Registrar. Initially Citibank, N.A., London Branch, shall act as a Registrar. The Company can also change the Registrar according to Section 2.3 of the Indenture.

Section (e) Indenture. The Bonds are governed by the Indenture. In the event any inconsistencies between the Indenture and the Bonds, the terms and provisions of the Indenture shall prevail. The Bonds constitute unconditional, unsecured and unsubordinated obligations of the Company (subject to the terms of negative pledge as stated in the Indenture) limited to US$ in aggregate principal amount.

Section (f) Redemption at the Option of the Company. The Bonds are subject to redemption at the option of the Company all as specified in the Indenture, and not otherwise.

Section (g) Repurchase at the Option of the Holder. The Bonds are subject to repurchase by the Company, at the option of the Holder, in whole or in part, in the circumstances as specified in the Indenture, and not otherwise.

Section (h) Conversion. Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time on or after December 3, 2020 and prior to the close of business on (at the place at which the Bond is deposited for conversion) on November 20, 2025 except during any Book Closure Period, to convert the principal or any portion hereof that is US$200,000 or an integral multiple thereof, into that number of Shares of the Company at the Conversion Price as provided in the Indenture.

The right to convert with respect to any of the Bonds or portion thereof that shall be called for redemption shall terminate seven (7) Business Days prior to the date fixed for redemption of the Bonds, unless the Company shall default in payment due upon redemption thereof.

The Conversion Price is subject to adjustment in accordance with the provisions of the Indenture.

Section (i) Denominations, Transfer, and Exchange. The Definitive Certificate represents such of the outstanding Bonds as shall be specified therein or endorsed thereon in accordance with the Indenture. The transfer of the Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in accordance with the terms of the Indenture. The Trustee and the Registrar have the right not to exchange or register the transfer of any of the Bonds or portion thereof selected for redemption.

Section (j) Persons Deemed Owners. Before due presentation to the Trustee for registration of the transfer of this Bond, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Definitive Certificate is registered as its absolute owner for the purpose of receiving any and all payments on this Definitive Certificate and for all other purposes whatsoever, whether or not this Definitive Certificate is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered holder of a Bond shall be treated as its owner for all purposes.

Section (k) Amendments and Waivers. Subject to certain exceptions set forth in the Indenture, the Indenture or the Bonds may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Bonds (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Bonds), and any existing default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds. Without the consent of any Holder, the Indenture or the Bonds may be amended by the Trustee and the Company (a) to cure any ambiguity, defect or inconsistency, provided that such amendment does not materially adversely affect the rights of any Holder; (b) to provide for assumption of the Company’s obligations to Holders in the case of a Merger; (c) to make any change that does not materially adversely affect the rights under the Indenture or the Bonds of any Holder; (d) to make any change necessary to comply with the mandatory provisions of applicable laws and regulations; (e) to evidence and provide for the acceptance of the appointment of a successor Trustee; and (f) to add to the covenants or obligations of the Company under the Indenture or decrease the Conversion Price for conversion of the Bonds into Shares at the discretion of the Company or surrender any right, power or option conferred by the Indenture on the Company.

Section (l) Defaults and Remedies. In case an Event of Default specified in Section 6.1 of the Indenture shall occur and be continuing, the unpaid balance of the principal of the Bonds may become immediately due and payable in the manner and with the effect provided in the Indenture.

Section (m) Notices. Notices to holder of Bonds represented by this Definitive Certificate shall be given pursuant to Section 11.1 of the Indenture.

Section (n) Authentication. This Definitive Certificate shall not be valid until authenticated by the manual signature of the Trustee.

Section (o) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee.

Section (p) Governing Law. THE INDENTURE AND THE BONDS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Aerkomm Inc.

44043 Fremont Blvd., Fremont,

CA 94538, U.S.A.

Attention: Mr. Y. Tristan Kuo, CFO

Facsimile No.: +1 408 502 6892

Exhibit C

FORM OF CONVERSION NOTICE

Citibank, N.A., London Branch
c/o Citibank, N.A. Dublin Branch

Ground Floor, 1 North Wall Quay

Dublin 1, Ireland

Facsimile No: +353 1 506 0339
Attention: Agency and Trust- Conversion

Email: corporateaction.instruction@citi.com

With a copy to:
CITICORP INTERNATIONAL LIMITED

20th Floor, Citi Tower, One Bay East

83 Hoi Bun Road

Kwun Tong, Kowloon

Hong Kong

Facsimile No: +852 2323 0279

Attention: Agency and Trust

Email: at.tmg.trustee@citi.com

aerkomm Inc.

44043 Fremont Blvd., Fremont,

CA 94538, U.S.A.

Attention: Mr. Y. Tristan Kuo, CFO

Facsimile No.: +1 408 502 6892

Email: ytkuo@aerkomm.com

Notes:

This Conversion Notice will be void unless the applicable Paragraphs A through E below are duly completed and this notice is deposited during the Conversion Period.

Your attention is drawn to Section 9.2 of the Indenture with respect to the conditions precedent which must be fulfilled before the Bonds specified below will be treated as effectively deposited for conversion.

AERKOMM INC.

US$200,000 7.5% Convertible Bonds Due 2025

Ladies and Gentlemen:

Reference is made to the Indenture, dated as of December 2, 2020 (the “Indenture”), by and between, amongst others, CITICORP INTERNATIONAL LIMITED as Trustee (the “Trustee”) and AERKOMM INC. (the “Company”) pursuant to which the Company has issued US$200,000 7.5% Convertible Bonds Due 2025, ISIN XS2243298812, Common Code 224329881, and LEI 5493009CUNFK9IGU8R54 (the “Bonds”). All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Indenture.

I/We have surrendered, delivered, or caused to be delivered, to the Conversion Agent the Bonds identified in Paragraph A(i) below (as applicable) for conversion under the terms of the Indenture and we hereby irrevocably both instruct the Conversion Agent to (a) instruct the Paying Agent to cancel the Bonds so delivered to it and cause the Company to convert the Bonds so canceled on our behalf into Shares upon the terms of the Indenture and (b) cause the Company to deliver the Shares so issued, together with any other Bonds, property or cash required to be delivered on conversion, to the person identified in Paragraph C below.

I/We have paid to the relevant taxing authorities (or have made arrangements satisfactory to the relevant taxing authorities for the payment of) all stamp, issue, registration or other similar taxes and duties (if any) arising on conversion in the country in which the Bonds are deposited for conversion or payable in any jurisdiction consequent upon the issue or delivery of Shares to or to the order of a person other than the undersigned but only to the extent provided under Section 9.7 of the Indenture.

A.	Bonds Presented for Conversion

(i)	For Bonds held in Definitive form:

Total number and identifying numbers of Bonds to be converted.

Total number of Bonds: _______________________

Identifying numbers of Bonds: _______________________

Identifying numbers of Definitive Certificates
deposited in respect of Bonds to be
converted: _______________________

or

(ii)	For Bonds held in global form: __________________________

Principal amount of Bonds (in an integral multiple of US$200,000) to be converted and Euroclear or Clearstream account numbers to which those Bonds are credited:

Principal amount of Bonds: _______________________

Account numbers in respect of Bonds: _______________________

(If necessary, the account numbers in respect of Bonds can be attached separately.)

Bonds:	1.	Complete either (i) or (ii) above. So long as the Bonds are represented by a global certificate, you should complete (ii).

2.	This Conversion Notice will be void if Paragraph A above is not duly completed.

B.	Conversion Date

The Conversion Date will be the first Business Day following deposit of this Conversion Notice with a Conversion Agent. If such Business Day falls within the Book Closure Period (as defined in the Indenture) then the Conversion Date will be the Business Day following the last day of the Book Closure period.

C.	Complete items (i) and (ii) below if you wish to receive Shares upon conversion of Bonds:

(i)	Name and address of the person in whose name Shares are to be registered upon conversion of the Bonds

Name (as registered with Euronext Paris):
Investment ID number:
Securities Broker:
Custodian Bank:
Euroclear/Clearstream Account Number:
Address:

U.S. dollar cash accounts for cash amounts related to fraction shares payable as a result of this Conversion Notice, if any, or U.S. dollar cash accounts for the Equivalent Conversion Amount, if applicable:

Account Number:
Account Name:
Bank:
Branch:
Bank address:
ABA code:
Routing Number:

I/We hereby declare and certify that we have obtained the registration certification issued by the Euronext Paris required to be obtained upon conversion (a copy of registration certification is as attached).

(ii)	I/We hereby request that the Shares (together with other securities, property or cash, if any) required to be delivered upon conversion be despatched (at our risk and expense) to our local agent in France whose name, contact person, telephone numbers, fax number and address is given below and in the manner specified below:

Name:

Address:

Contact Person:

Telephone No.:

E-mail of Contact Person

Fax No.:

Manner of Despatch:

Name of Local Agent: _____________________________________________

Address of Local Agent: ___________________________________________

The Certificate in respect of the Bonds converted hereby accompanies this Conversion Notice.*

Name:      ____________________________________

Address: ____________________________________

  ____________________________________

  ____________________________________

* Not required for Bonds in global form

Bonds:	1.	A converting Holder who is not resident in France may appoint a standing proxy in France by means of a comprehensive power of attorney. The standing proxy acts on behalf of the registered stockholder in the exercise of stockholders’ rights and duties.

If any converting Holder does not appoint a standing proxy in France, he must arrange in some other way to have his name registered in the Company’s register of stockholders in order to assert rights as stockholder against the Company and he must file mailing addresses in France with the Company’s share registrar.

Accordingly, any converting Holder entitled to Shares should request the Company’s share registrar pursuant to the Company’s share handling regulations (through his standing proxy if such proxy has been appointed or otherwise) in due course to transfer his shares into his own name in the register of stockholders of the Company in order to become entitled to his rights as a stockholder.

2.	Such despatch will only be made at the expense and risk of the converting Holder. Such expenses must be prepaid.

D.	Certification

I/We hereby certify that:

(a)	We are (I am) a “Related Person” of the Company (as defined below).*

We are (I am) not a “Related Person” of the Company (as defined below).*

*Please delete as appropriate.

AND

(b)	(i)	I/We will own Shares of the Company from the conversion of the Bonds surrendered herewith (do not include Shares mentioned in (b) (ii) below).

(ii)	I/We have converted from the Bonds to the Shares of the Company in this calendar month.

Bond: A person or entity is deemed to be a “Related Person” of the Company if the person or entity is:

(a)	(i)	a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or member of the immediate or second immediate family of the chairman of the board of directors or general manager of the Company;

(ii)	a non-profit organization of which the funds donated from the Company exceeds one-third (1/3) of such non-profit organization’s total funds;

(iii)	a director, supervisor or general manager, vice-general, assistant vice-general manager, or department head of the Company reporting to the general manager of the Company;

(iv)	the spouse of a director, supervisor or general manager of the Company; or

(v)	a member of the immediate or second immediate family of the Company’s chairman of the board of directors or general manager.

OR

(b)	a person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the United States (the “Equity Method”); or a person or entity which uses the Equity Method to account for an investment in the Company.

E.	Please complete the following information with respect to the converting Holder

Name:

Date:

Signature:

Nationality:

Euroclear/Clearstream A/C No:*

Address:

Contact Person:

Daytime Telephone No:

Fax No.:

* delete as appropriate

For Conversion Agent’s use only:

1.	(A) Bonds conversion identification reference: [ ] (ISIN: [ ])

(B)	Deposit Date:

(C)	Conversion Date:

2.	(A) Aggregate principal amount of Bonds deposited for conversion:

(B)	Conversion Price on Conversion Date:

(C)	Number of Shares deliverable:

(D)	(if applicable) amount of cash payment due to converting Holder in respect of fractions of Shares:

Bond:	The Conversion Agent must complete items 1-2.

Exhibit D

FORM OF NOTIFICATION TO BE SENT BY FAX BY A CONVERSION AGENT TO THE COMPANY PURSUANT TO Section 9.1 OF THE INDENTURE

To:	CITICORP INTERNATIONAL LIMITED as Trustee

To:	AERKOMM INC. as Company

From:	Citibank, N.A., London Branch as Conversion Agent

Explanation

Number 1 to 7 inclusive will indicate the following information in respect of each Conversion Notice (capitalized terms used herein shall have the meanings assigned to such terms in the Indenture dated as of December 2, 2020 by and between, among others, aerkomm Inc., as Company, and Citicorp International Limited as Trustee):

1.	the aggregate principal amount of the Bonds deposited for conversion;

2.	the identifying numbers of the Bonds deposited for conversion;

3.	the name and address of the converting Holder;

4.	the number of Shares issuable upon conversion;

5.	the Conversion Date and the Conversion Price in respect thereof;

6.	the name and address of the standing proxy or other agent in France of the Holder depositing Bonds for conversion to whom or to whose order the certificate or certificates for Shares and any other Bonds; and

7.	the identification code of the Conversion Agent and the certificate number of the relevant Conversion Notice.

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Exhibit E

FORM OF OPT-OUT NOTICE

Citibank, N.A., London Branch
c/o Citibank, N.A. Dublin Branch

Ground Floor, 1 North Wall Quay

Dublin 1, Ireland

Facsimile No: +353 1 662 2210
Attention: Agency and Trust - PPA Payments

With a copy to:
CITICORP INTERNATIONAL LIMITED

20th Floor, Citi Tower, One Bay East

83 Hoi Bun Road

Kwun Tong, Kowloon

Hong Kong

Facsimile No: +852 2323 0279

Attention: Agency and Trust

aerkomm Inc.

44043 Fremont Blvd., Fremont,

CA 94538, U.S.A.

Attention: Mr. Y. Tristan Kuo, CFO

Facsimile No.: +1 408 502 6892

AERKOMM INC.

US$200,000 7.5% Convertible Bonds Due 2025

OPT OUT NOTICE

Ladies and Gentlemen:

Reference is made to the Indenture, dated as of December 2, 2020 (the “Indenture”), by and between, amongst others, CITICORP INTERNATIONAL LIMITED as Trustee (the “Trustee”) and AERKOMM INC. (the “Company”) pursuant to which the Company has issued US$200,000 7.5% Convertible Bonds Due 2025 ISIN XS2243298812, Common Code 224329881, and LEI 5493009CUNFK9IGU8R54 (the “Bonds”). All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Indenture.

We do not wish to have all of our Bonds purchased by the Company pursuant to Section 3.6 of the Indenture, check the box ☐; or

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We wish to have a portion of our Bonds purchased by the Company pursuant to Section 3.6 of the Indenture, state the amount (in original principal amount) below:

(i)	For Bonds held in Definitive form:

Total number and identifying numbers of Bonds to be repurchased.

Total number of Bonds: _________________

Identifying numbers of Bonds: _________________

Identifying numbers of Definitive Certificates deposited in respect of Bonds to be repurchased: _________________

or

(ii) For Bonds held in global form: _________________

Principal amount of Bonds (in an integral multiple of US$200,000) to be repurchased and Euroclear or Clearstream account numbers to which those Bonds are credited:

Principal amount of Bonds: _________________

Account numbers in respect of Bonds: _________________

(If necessary, the account numbers in respect of Bonds can be attached separately.)

Bonds:	Complete either (i) or (ii) above. So long as the Bonds are represented by a global certificate, you should complete (ii).

Signature of Holder: ________________________________

Date: ________________________________

Name of Holder: ________________________________

Daytime telephone number: ________________________________

Facsimile number: ________________________________

Signature of Holder: By: ____________________________

Name:

Title:

To be completed by Paying Agent:

Received by: ............................................

[Signature or stamp of Paying Agent:]

At its office at ........................................……

...........................................................……

On .........................................................

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Exhibit F

FORM OF PUT OPTION NOTICE

Citibank, N.A., London Branch
c/o Citibank, N.A. Dublin Branch

Ground Floor, 1 North Wall Quay

Dublin 1, Ireland

Facsimile No: +353 1 662 2210
Attention: Agency and Trust- PPA Payments

With a copy to:
CITICORP INTERNATIONAL LIMITED

20th Floor, Citi Tower, One Bay East

83 Hoi Bun Road

Kwun Tong, Kowloon

Hong Kong

Facsimile No: +852 2323 0279

Attention: Agency and Trust

Aerkomm Inc.

44043 Fremont Blvd., Fremont,

CA 94538, U.S.A.

Attention: Mr. Y. Tristan Kuo, CFO

Facsimile No.: +1 408 502 6892

AERKOMM INC.

US$200,000 7.5% Convertible Bonds Due 2025

PUT OPTION NOTICE

Ladies and Gentlemen:

Reference is made to the Indenture, dated as of December 2, 2020 (the “Indenture”), by and between, amongst others, CITICORP INTERNATIONAL LIMITED as Trustee (the “Trustee”) and AERKOMM INC. (the “Company”) pursuant to which the Company has issued US$200,000 7.5% Convertible Bonds Due 2025 ISIN XS2243298812, Common Code 224329881, and LEI 5493009CUNFK9IGU8R54 (the “Bonds”). All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Indenture.

We have surrendered, delivered, or caused to be delivered, to the Paying Agent the Bonds identified in Paragraph A (i) below (as applicable) for exercise of our (mark one (1) of the three (3) checkboxes below to indicate the relevant put right you are exercising):

(i)	☐ Holder’s Put Right under Section 3.8 of the Indenture;

(ii)	☐ Holder’s Delisting Put Right under Section 3.9 of the Indenture;

(iii)	☐ Holder’s Change of Control Put Right under Section 3.10 of the Indenture,

F-1

and we hereby irrevocably instruct the Paying Agent to both (a) cancel the Bonds so delivered to it and cause the Company to redeem the Bonds so canceled upon the terms of the Indenture and (b) cause the Company to deliver property or cash required to be delivered on repurchase, of the Bonds together with any other Bonds, by the way and to the person identified in Paragraph B below.

A.	Bonds Presented for Repurchase

(i)	For Bonds held in Definitive form:

Total number and identifying numbers of Bonds to be repurchased.

Total number of Bonds: _______________________

Identifying numbers of Bonds: _______________________

Identifying numbers of Definitive Certificates
deposited in respect of Bonds to be
repurchased: _______________________

or

(ii)	For Bonds held in global form: __________________________

Principal amount of Bonds (in an integral multiple of US$200,000) to be repurchased and Euroclear or Clearstream account numbers to which those Bonds are credited:

Principal amount of Bonds: _______________________

Account numbers in respect of Bonds: _______________________

(If necessary, the account numbers in respect of Bonds can be attached separately.)

Bonds:	Complete either (i) or (ii) above. So long as the Bonds are represented by a global certificate, you should complete (ii).

* In the event the repurchase is pursuant to Holder’s Delisting Put Right under Section 3.9 of the Indenture or, as the case may be, Holder’s Change of Control Put Right under Section 3.10 of the Indenture, the Bonds presented for repurchase shall be all but not less than all of the Bonds by you.

B.	Payment instruction and name and address of the Bondholder in whose name the Definitive Certificate referred to in A (ii) above is registered.

Payment should be made by transfer to

Name of the Payee: ________________________________

Account No.: ________________________________

Name of the Bank: ________________________________

Address of the Bank: ________________________________

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If the Definitive Certificate referred to above is to be returned to the undersigned in accordance with the Indenture relating to the Bonds, it should be returned by post to:

Name: ________________________________

Address: ________________________________

The undersigned acknowledges that any Definitive Certificate so returned will be sent by uninsured airmail post at the risk of the registered holder.

C.	Signature of Holder:

Date: ________________________________

Name of Holder: ________________________________

Daytime telephone number: ________________________________

Facsimile number: ________________________________

Signature of Holder: By: ____________________________

Name:

Title:

To be completed by Paying Agent:

Received by: ............................................

[Signature or stamp of Paying Agent:]

At its office at ........................................……

...........................................................……

On .........................................................

THIS NOTICE WILL NOT BE VALID UNLESS ALL OF THE PARAGRAPHS REQUIRING COMPLETION HAVE BEEN DULY COMPLETED

F-3